UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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IPASS INC.

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3800 Bridge Parkway, Redwood Shores, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2010

TO THE STOCKHOLDERS:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of iPass Inc., a Delaware corporation. The meeting will be held on June 8, 2010, at 9:00 a.m. local time at iPass’ offices located at 3800 Bridge Parkway, Redwood Shores, CA 94065, for the following purposes:

1.	To elect the three nominees for director named herein to hold office until the 2011 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2010.

3.	To consider and vote upon proposed amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. All stockholders will be required to show proof that they held shares as of the record date in order to be admitted to the Annual Meeting.

We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to vote for the proposals by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. Instructions are provided on the proxy card. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 8, 2010, at 9:00 a.m. local time at 3800 Bridge Parkway, Redwood Shores, CA 94065.

The proxy statement and annual report to stockholders are available at www.ipass.com/proxy.

By Order of the Board of Directors

/s/ Evan L. Kaplan
Evan L. Kaplan
President and Chief Executive Officer

Redwood Shores, California

April 27, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from that record holder.

3800 Bridge Parkway, Redwood Shores, California 94065

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of iPass Inc. (“iPass”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 7, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were 59,409,568 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2010, your shares were registered directly in your name with iPass’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2010, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of the three nominees for director named herein to hold office until the 2011 Annual Meeting of Stockholders.

•	Ratification of KPMG LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2010.

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Approval of amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-888-693-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide information from the enclosed proxy card. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on June 7, 2010 to be counted.

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To vote on the Internet, go to www.cesvote.com to complete an electronic proxy card. You will be asked to provide information from the enclosed proxy card. Your vote must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time) on June 7, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from iPass. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2010.

What if I return the proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three of the Board of Directors’ nominees for director, “For” the ratification of KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2010, and “For” approval of amendments to iPass’ Amended and Restated Certificate of Incorporation, as amended, to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will have the authority to vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 7, 2011, to our Corporate Secretary at 3800 Bridge Parkway, Redwood Shores, CA 94065; however, if our 2011 Annual Meeting of Stockholders is held before May 9, 2011 or after July 8, 2011, your proposal must be received a reasonable time before we print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our bylaws, you must provide specified information to us between February 8, 2011 and March 10, 2011; however, if our 2011 Annual Meeting of Stockholders is held before May 9, 2011 or after July 8, 2011, your proposal must be received between 90 and 120 days before the meeting, or not more than 10 days after we announce the date of the meeting. If you wish to submit a stockholder proposal or nomination, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes with respect the election of directors, and “For” and “Against” votes and abstentions and broker non-votes with respect to proposals other than the election of directors. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

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In May 2008, iPass’ stockholders amended our Bylaws and adopted a majority vote standard for non-contested director elections. Therefore, for Proposal No. 1, the election of the three nominees for director, each nominee must receive more “For” votes than “Withheld” votes among votes properly cast in person or by proxy to be elected. Broker non-votes will have no effect.

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To be approved, Proposal No. 2 ratifying KPMG LLP as the independent registered public accounting firm of iPass for fiscal year ending December 31, 2010 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, approving amendments to our Amended and Restated Certificate of Incorporation, as amended, to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors must receive a “For” vote from the majority of outstanding shares of common stock. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 59,409,568 shares outstanding and entitled to vote. Thus 29,704,785 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting or the Chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed by within four business days after the Annual Meeting (or, if the final voting results are not available by that time, we will announce the preliminary voting results in the Current Report on Form 8-K, and the final voting results by an amendment to the Current Report on Form 8-K when the final voting results are available).

PROPOSAL 1

ELECTION OF DIRECTORS

This Proposal 1 is to elect the three nominees for director named herein. iPass’ Board of Directors is currently divided into three classes. In June 2009, our Certificate of Incorporation was amended to declassify the Board of Directors and, beginning with the 2010 Annual Meeting, all directors elected shall be elected for one year terms. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy shall be elected to serve until the next annual meeting and until his or her successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors currently has ten members. Mr. Bodine has submitted his resignation from the Board of Directors, which resignation will be effective at the start of the Annual Meeting. The Board of Directors, accordingly, has reduced the size of the Board of Directors to nine members effective at the start of the Annual Meeting. Thus there are three directors whose terms of office expire at the Annual Meeting, and three nominees for election for a one-year term, each of which is a current director of iPass. The three nominees are Evan L. Kaplan, Gary A. Griffiths, and Samuel L. Schwerin. Mr. Kaplan was appointed to the Board of Directors in late 2008 when he became our Chief Executive Officer, as the Board of Directors determined that it was customary and appropriate for the Chief Executive Officer to also be on the Board of Directors. Mr. Griffiths was elected to our Board of Directors in June 2009 as part of a settlement agreement between iPass and Foxhill Opportunity Master Fund (“Foxhill”), and was introduced to iPass by a third party search firm and was recommended to our Board of Directors by Mr. Kaplan. Mr. Kaplan recommended to the Corporate Governance and Nominating Committee that Mr. Schwerin be recommended for election to iPass’ Board of Directors, and our Corporate Governance and Nominating Committee, in part based upon such recommendation, recommended to the Board of Directors that Mr. Schwerin be elected to iPass’ Board of Directors. Mr. Schwerin was then elected to the Board of Directors in January 2010. Each of these three nominees has consented to being named in this proxy statement and to serve as a director of iPass if elected.

Each of the three nominees elected at the Annual Meeting will serve until the 2011 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors to attend the annual meeting, and for those purposes to permit attendance by telephone. Seven of the then nine iPass directors attended the 2009 Annual Meeting of Stockholders.

NOMINEES FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS

The following is a brief biography of each nominee for director.

Gary A. Griffiths, age 60, has served as a member of our Board of Directors since June 2009.

Background. Mr. Griffiths is co-founder and Chief Executive Officer of Chattertrap, a company focused on Internet information discovery, which was founded in 2009. Mr. Griffiths joined WebEx Communications, Inc. (a telecommunications firm specializing in the provision of web-based conferencing solutions), in December 2005 as Vice President of Products, and became President, Products and Operations. Upon the acquisition in May 2007 by Cisco Systems, Inc. of WebEx, Mr. Griffiths became a Vice President at Cisco, where he remained until April 2008. From June 1999 to December 2005, Mr. Griffiths was Chairman, President and Chief Executive Officer at Everdream Corporation, a technology services company. Mr. Griffiths was also the Chief Executive Officer at SegaSoft, Inc. from January 1996 until its acquisition by Sega, Inc. in March of 1999.

Qualifications. Mr. Griffiths has held leadership positions at several large and prominent telecommunications companies, and was a vice president in charge of both products and operations at these companies. The Board of Directors believes that his senior management experience across both the technical and operational sides of these businesses allows Mr. Griffiths to provide valuable advice and guidance to iPass’ management team and Board of Directors in terms of both product sales and marketing and corporate operations. In addition, Mr. Griffiths has extensive experience with overseeing financial and accounting matters and strategic initiatives at small technology companies.

Directorships. Mr. Griffiths currently serves on the board of directors of Silicon Graphics International Corp., a server, storage systems and data center infrastructure company.

Evan L. Kaplan, age 50, has served as our President and Chief Executive Officer, and as a member of our Board of Directors, since November 2008.

Background. From February 1996 to July 2007, Mr. Kaplan served as founder, President, Chief Executive Officer and Chairman of Aventail Corporation, a virtual private networking equipment and services company and a long time strategic partner of iPass. After Aventail was acquired by SonicWALL, Inc., an information technology security and data backup and recovery solutions company in 2007, Mr. Kaplan remained with SonicWALL from July 2007 until January 2008 as Vice President of Business Development. From January to June 2008 Mr. Kaplan was on extended vacation with his family. From August 2008 until November 2008, Mr. Kaplan acted as a consultant to iPass, providing business planning and strategic and tactical advice and counseling to iPass.

Qualifications. Mr. Kaplan has over fourteen years of experience as a founder and executive officer in the information technology and security industry. Further, as our Chief Executive Officer he represents management on our Board of Directors and provides the Board of Directors with valuable insight into the day-to-day operation of iPass’ business.

Directorships. Mr. Kaplan does not currently serve on the board of directors of any public company.

Samuel L. Schwerin, age 37, has been a member of our Board of Directors since January 2010.

Background. Since 2002, Mr. Schwerin has been a co-founder and Managing Partner at Millennium Technology Value Partners, a private investment fund. Prior to Millennium, Mr. Schwerin held positions at The Blackstone Group and Salomon Brothers. Mr. Schwerin has also served as a founder, CFO and Vice President of Corporate Development at OpenPeak, a provider of integrated tablet computing platforms for telephony, internet communications, digital media and energy management. Mr. Schwerin also served as Vice President of Finance and Strategy at StorageApps, a data storage management company that was acquired by Hewlett-Packard.

Qualifications. Mr. Schwerin has extensive experience in technology investing, investment banking and as a senior corporate financial officer of successful companies in the technology industry. In total, he has completed more than 200 transactions involving $45 billion of principal investments, mergers, acquisitions, restructurings, and debt and equity financings. Mr. Schwerin has also served in a strategic and senior corporate development role at several technology companies and therefore is able to provide valuable advice and guidance to the Board of Directors and iPass management team in the areas of both corporate financial management and corporate strategy. Millennium Technology Value Partners is the largest single stockholder of iPass, and Mr. Schwerin provides the Board of Directors with valuable insight from an investor’s perspective.

Directorships. During the past five years, Mr. Schwerin has served on the board of directors at Transforma Acquisition Group, an organization in the business of funding, acquiring and managing technology companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS

A. Gary Ames, age 65, has served as a member of our Board of Directors since July 2002. Mr. Ames has submitted his resignation from the Board of Directors, which shall be effective June 30, 2010.

Background. From July 1995 until his retirement in June 2000, Mr. Ames served as President and Chief Executive Officer of MediaOne International, a broadband and wireless company. Since his retirement Mr. Ames has stayed active in the industry serving on the boards of directors of various companies, as described below.

Qualifications. Mr. Ames has spent a large portion of his career leading companies in the wireless and telecommunications industry. The Board of Directors believes that this business experience allows Mr. Ames to provide valuable advice and guidance to the Board of Directors and the iPass’ management team.

Directorships. Mr. Ames currently serves on the board of directors at the following public companies: SuperValu, Inc., a food and drug retailer, and F5 Networks, Inc., an application traffic management company. During the past five years, Mr. Ames has also served on the board of directors at Tektronix, Inc., a test and measurement equipment manufacturer.

John D. Beletic, age 58, has served as a member of our Board of Directors since November 1999, and as our Chairman since November 2008.

Background. Since July 2002, Mr. Beletic has been a venture partner with Oak Investment Partners, a venture capital firm. He was Chairman of Fiber Tower Inc., a provider of wireless backhaul services to mobile network carriers, where he previously served from August 2006 to September 2008 as Executive Chairman. From July 2002 to September 2004, Mr. Beletic served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic was the Chief Executive Officer and Chairman of the Board of PageMart Inc., a wireless messaging service, and Weblink Wireless, Inc., a communications service company. Mr. Beletic was the Chief Executive Officer and Chairman of the Board of WebLink Wireless, Inc. when that company filed for bankruptcy protection in May 2001. Mr. Beletic was Chairman and CEO of Tigon Corporation, a voicemail service provider, which was acquired by Ameritech Corporation, a telecommunications company, in 1988. Mr. Beletic also serves as lead director on the board of directors of Tessco Technologies, a wireless technology provider.

Qualifications. Mr. Beletic has spent most of the past two decades in executive and board-level leadership positions at wireless and telecommunications corporations. The Board of Directors believes that his business experience as a successful CEO of several telecommunications companies, and his leadership position on the board of directors of other telecommunications companies, allows Mr. Beletic to provide valuable advice and guidance to the Board of Directors and iPass’ management team, particularly in strategic matters, and to provide leadership as the Chairman of the Board.

Directorships. Mr. Beletic currently serves on the board at Tessco Technologies, a wireless technology provider, and on the board at iBahn, a provider of high speed wireless internet access to the hospitality industry. During the past five years, Mr. Beletic has also served on the board of directors at Fiber Tower.

Peter C. Clapman, age 74, has served as member of our Board of Directors since February of 2007.

Background. From November 1972 until to July of 2005, Mr. Clapman was senior vice president and Chief Counsel to TIAA-CREF, an investment fund. Since October of 2005, he has been a partner at Governance for Owners LLP, a UK based investment organization which offers governance and investment products to institutional investors, and is the president and chairman of its U.S. corporate governance operations.

Qualifications. Mr. Clapman has over three decades of experience in the financial services and investment sectors, and is a recognized authority on matters of corporate governance and, as such, Mr. Clapman is able to provide valuable advice and guidance to the Board of Directors and the iPass management team in matters pertaining to corporate governance.

Directorships. Mr. Clapman is a board member for the National Association of Corporate Directors and is the independent chairman of the board of trustees of the AARP mutual funds.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Robert J. Majteles, age 45, has served on our Board of Directors since June of 2009.

Background. Mr. Majteles is the managing partner of Treehouse Capital LLC, an investment firm, and has held that position since 2000. He has been a CEO at three companies, including one which was publicly traded, and has served and invested successfully in many public and private technology companies. In addition, Mr. Majteles is the Director of the Entrepreneurship Program at the Berkeley Center for Law, Business, and the Economy. Mr. Majteles was also a mergers and acquisitions attorney and an investment banker.

Qualifications. Mr. Majteles has experience across several industries. His experience in providing guidance and assistance to a wide array of technology companies in wide array of circumstances, including as they have reversed business losses and gained profitability and market share allows Mr. Majteles to provide valuable advice and guidance to the Board of Directors and iPass’ management team. Mr. Majteles also has extensive experience serving on Boards of Directors and Audit Committees and overseeing the finance and accounting functions at a number of companies.

Directorships. Mr. Majteles currently sits on the boards of directors of Rovi Corporation (formerly Macrovision), a digital entertainment technology company, and will retire from the Rovi board on May 4, 2010; U.S. Auto Parts Network, Inc., an e-commerce company focused on auto parts; Unify Corporation, a business software and services company; Comarco, Inc, a company focused on the design and manufacture of mobile power devices, and Adept Technology, Inc., a robotics systems and services company. During the past five years, Mr. Majteles has also served on the board of directors at Phoenix Technologies, a core systems software company; Merriman, Curhan & Ford, an investment banking firm; Vertical Communications, a telecom software company; and WorldHeart, a medical device company.

Alan R. Spies, age 61, has served as a member of our Board of Directors since July of 2002, and served as our lead independent director from February 2007 until October 2008.

Background. From 1997 until his retirement in June 2000, Mr. Spies served as Executive Vice President and Chief Financial Officer of US West Communications, a telecommunications company that was acquired by Qwest Communications International, Inc. in June 2000.

Qualifications. Mr. Spies has held senior financial leadership positions in large telecommunications companies. His business experience in the telecommunications sector as well as his experience as the senior financial officer allows Mr. Spies to provide valuable advice and guidance to the Board of Directors and iPass’ management team in the areas of financial and accounting matters.

Directorships. During the past five years, Mr. Spies has served on the board of directors at InfoNow, Inc., a provider of enterprise channel management software.

Kenneth H. Traub, age 48, has served as a member of our Board of Directors since June 2009.

Background. Mr. Traub is currently President and CEO of Ethos Management, a private investment and consulting firm that he founded and is currently engaged in the turnaround of Direct Brands, the largest direct to consumer media club marketing company in North America. Mr. Traub served as President and CEO of American Bank Note Holographics, Inc. (“ABNH”) from 1999 to 2008, and under Mr. Traub’s leadership, ABNH’s shareholder value increased by more than 1000% culminating in the sale of ABNH to JDS Uniphase

(“JDSU”). Mr. Traub served as a Vice President of JDSU in 2008. Prior to ABNH, Mr. Traub was a founder, Executive Vice President and CFO of Voxware, Inc. and Vice President of Finance of Trans-Resources, Inc. Mr. Traub holds a Masters in Business Administration from Harvard Business School and Bachelor of Arts degree from Emory University.

Qualifications. Mr. Traub’s extensive experience as a senior corporate executive managing turnarounds, growth and strategic transactions at Ethos Management, ABNH and Voxware allows Mr. Traub to provide valuable advice and guidance to the Board of Directors and iPass management team. In addition, Mr. Traub is Foxhill Opportunity Master Fund, L.P.’s designee to our Board of Directors.

Directorships. Mr. Traub currently serves on the board of directors of Phoenix Technologies, Inc., a publicly-traded global provider of basic input-output software for personal computers; Consumer MT, a privately-held supplier of digital payment cards and the NJ Chapter of Young Presidents Organization as its Education Chairman. Mr. Traub served on the Board of Directors of ABNH from 1999 to 2008 and on the Board of Directors of Voxware from 1994 to 1998.

Independence of the Board of Directors

As required under the listing standards of the National Association of Securities Dealers, Inc. (the “Nasdaq listing standards”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with our legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Global Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and iPass, its senior management and its independent registered public accounting firm, the Board of Directors affirmatively has determined that all of our directors, including former directors who were serving as directors during any portion of 2009, are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Kaplan, our President and Chief Executive Officer.

Diversity of the Board of Directors

In considering diversity, the Board of Directors and Corporate Governance and Nominating Committee views “diversity” as diversity of experience and expertise. The Board of Directors and Corporate Governance and Nominating Committee believe that by having a Board of Directors diverse in experience and expertise enables the Board of Directors, as a group, to have the broad range of requisite expertise and experience to guide the company and management and to fulfill its role of oversight and stewardship. However, neither the Board of Directors nor the Corporate Governance and Nominating Committee has developed a policy with respect to diversity in identifying nominees for director, other than as set forth in the corporate governance guidelines to consider diversity when assessing nominees.

The Board of Directors’ Leadership Structure

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of stockholders at this time. This structure has been particularly useful given the company’s relatively new CEO and the strategic initiatives undertaken by the company to turnaround its business. The structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. This leadership structure also is preferred by a significant number of the company’s stockholders.

The Board of Directors’ Role in Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board of Directors regularly reviews information regarding the risks associated with the company’s strategy, business, operations, regulatory environment and financial position. The Compensation Committee of the Board of Directors is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Information Regarding the Board of Directors and its Committees

Mr. Beletic has been the Chairman of the Board since November 2008.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The following table provides membership information for 2009 for each of the committees:

Name	Audit		Compensation		Corporate Governance and Nominating
A. Gary Ames	X				X	*
John D. Beletic			X		X
Peter G. Bodine(1)			X	*
Peter C. Clapman					X
Gary A. Griffiths(2)			X
Robert J. Majteles(3)	X
Arthur C. Patterson(4)			X	*
Olof Pripp(5)	X
Allan R. Spies	X	*			X
Kenneth H. Traub(6)			X		X

*	Committee Chairperson
(1)	Mr. Bodine became Chairperson of the Compensation Committee on June 24, 2009 and is not standing for reelection at this Annual Meeting.
(2)	Mr. Griffiths joined the Board of Directors and the Compensation Committee on June 24, 2009.
(3)	Mr. Majteles joined the Board of Directors and the Audit Committee on June 24, 2009.
(4)	Mr. Patterson resigned from the Board of Directors effective June 24, 2009.
(5)	Mr. Pripp did not stand for reelection at the 2009 Annual Meeting.
(6)	Mr. Traub joined the Board of Directors on June 2, 2009 and joined the Compensation Committee and Corporate Governance and Nominating Committee on June 24, 2009.

Effective January 1, 2010, we reassigned the committee chairpersonships as follows: Mr. Majteles became the Chairperson of the Audit Committee; Mr. Griffiths became the Chairperson of the Compensation Committee; and Mr. Clapman became the Chairperson of the Corporate Governance and Nominating Committee.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to iPass.

Audit Committee

The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by iPass regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing iPass’ disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee met eight times during 2009. Our Audit Committee Charter is available on our website at www.ipass.com.

The Board of Directors has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee, both in 2009 and currently, are independent (as independence is currently defined in Rule 5605(c)(2) of the Nasdaq listing standards). The Board of Directors has determined that for 2009, Mr. Spies qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (SEC) rules. The Board of Directors made a qualitative assessment of Mr. Spies’ level of knowledge and experience based on a number of factors, including his formal education and experience as Chief Financial Officer of U.S. West Communications, a telecommunications company that was acquired by Qwest Communications International.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for iPass. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers our stock option and purchase plans, and other similar plans and programs. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met eight times during 2009 and acted via unanimous written consent once. Our Compensation Committee Charter is available on our website at www.ipass.com.

The processes used by the Compensation Committee for the consideration and determination of executive officer compensation consists of the following:

•	meeting regularly to review and evaluate compensation matters;

•	evaluating the Chief Executive Officer’s recommendation regarding the amount and form of compensation for other executive officers;

•	analyzing third party survey data in connection with establishing the amount and form of the Chief Executive Officer’s compensation; and

•	analyzing third party survey data in connection with evaluation of compensation matters.

The Compensation Committee may, under its charter, form and delegate all or some of its authority to one or more subcommittees of the Compensation Committee. No subcommittees are currently formed. The

Compensation Committee has full access to all of our books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities under its charter. The Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal or external legal, accounting or other advisors and consultants. In addition, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of chief executive officer or senior executive compensation. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that the Compensation Committee deems necessary or appropriate in the performance of its duties.

In February 2008, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to perform a comprehensive executive compensation evaluation. Mercer was instructed to review the compensation paid to executive officers at comparable companies. This data was updated in 2009. Mercer was also instructed by the Compensation Committee to make recommendations to the Compensation Committee as to possible changes to our compensation practices based upon the results of the evaluation. The Compensation Committee continued to use this information throughout 2009. The Compensation Committee considered this information in establishing the Chief Executive Officer’s compensation and other executive management compensation plans for 2009.

The specific determinations of the Compensation Committee with respect to executive compensation, as well as director compensation, for fiscal 2009, as well as additional information regarding the role of Mercer, are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of iPass, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors and assessing the performance of the Board of Directors. In addition, the Corporate Governance and Nominating Committee hired Mercer Human Resource Consulting in 2006, 2007, 2008 and 2009 to conduct a compensation survey related to director compensation. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Corporate Governance and Nominating Committee met eighteen times during 2009. Our Corporate Governance and Nominating Committee Charter is available on our website at www.ipass.com.

The Corporate Governance and Nominating Committee has established specific, minimum attributes that would be desirable for a candidate to have to serve on our Board of Directors. The Corporate Governance and Nominating Committee will consider all of the relevant qualifications of candidates for the Board of Directors, including the following minimum qualifications: possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of iPass, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Corporate Governance and Nominating Committee will also consider the current needs of the Board of Directors and iPass, including whether the candidates for the Board of Directors will be independent for Nasdaq purposes. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee will also review such directors’ overall service to iPass during their term, and any relationships and transactions that might impair such directors’ independence. The Corporate Governance and Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. To date, the Corporate Governance and Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Corporate Governance and Nominating Committee has not received a recommendation for a director nominee from a stockholder or stockholders holding more than 5% of our voting stock other than the recommendation by Shamrock Activist Value Fund, L.P. (“Shamrock”) of Michael J.

McConnell and Mr. Clapman in February 2007, the recommendation by Shamrock of Stanley Gold in March 2008, and the recommendation by Foxhill of Mr. Traub in June 2009. Mr. McConnell served on our Board of Directors from February 2007 to October 2008. Mr. Gold served on our Board of Directors from March 2008 to December 2009, and Messrs. Clapman and Traub are currently serving as directors.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Corporate Governance and Nominating Committee at the following address: 3800 Bridge Parkway, Redwood Shores, CA 94065. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met twelve times during 2009 and during those meetings met three times without the CEO or other members of management present. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of our directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of iPass at 3800 Bridge Parkway, Redwood Shores, California 94065. All communications should include the number of shares of iPass common stock held and will be forwarded by the Secretary of iPass to the Board of Directors or the individual directors, as designated. All communications directed to the Audit Committee in accordance with our policy regarding accounting matters complaint procedures that relate to questionable accounting or auditing matters involving iPass will be promptly and directly forwarded to the Audit Committee.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all members of our Board of Directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. This code of conduct and ethics is posted on our Website. The Internet address for our Website is http://www.ipass.com, and our code of conduct and ethics may be found as follows:

1.	From our main Web page, first click on “About.”

2.	Next, click on “Investors.”

3.	Then, click on “Code of Conduct.”

4.	Finally, click on “Code of Conduct and Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of this code of conduct and ethics by posting such information on our website, at the address and location noted above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2009 consisted of three members: Messrs. Ames, Majteles and Spies. Mr. Majteles joined the Audit Committee on June 24, 2009 and became Chairman of the Committee on January 1, 2010. Mr. Pripp also served on the Audit Committee before resigning from the Board of Directors and from the Audit Committee effective June 24, 2009. All members of iPass’ Audit Committee are independent (as independence is defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards).

The Audit Committee oversees iPass’ financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in iPass’ Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid thereto, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of iPass’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 114: The Auditor’s Communication with Those Charged with Governance. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and iPass, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and received by the Audit Committee.

The Audit Committee discussed with iPass’ independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluation of iPass’ internal controls and the overall quality of iPass’ financial reporting. The Audit Committee met six times during 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iPass’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, KPMG LLP as iPass’ independent registered public accounting firm for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE

Robert J. Majteles, Chairman
A. Gary Ames
Allan R. Spies

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of iPass under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since May 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of iPass and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to iPass for fiscal years ended December 31, 2009 and December 31, 2008, by KPMG LLP, our independent registered public accounting firm:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$1,058,978	$1,190,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	57,149	—

Total Fees	$1,095,689	$1,190,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of iPass’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, review of the tax provision, comfort letters and consents, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements as well as certain out-of-pocket expenses incurred by KPMG LLP in connection with services provided to iPass.

All Other Fees. Consists of fees billed for professional services rendered for documentation assistance related to internal control over financial reporting by KPMG LLP as well as related out-of-pocket expenses incurred by KPMG LLP in connection with services provided to iPass.

All of these services were approved by the Audit Committee prior to the services being rendered to us.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT

Background

The Board of Directors had determined it is advisable, and has approved, a series of proposed amendments to the iPass Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) that would authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors, of all outstanding shares of the common stock at ratios of 1:5, 1:6, 1:7, 1:8, 1:9 or 1:10.

Under these proposed amendments, each outstanding 5, 6, 7, 8, 9 or 10 shares of common stock would be combined, converted and changed into one share of common stock. The effect of each of these alternative amendments (which are referred to in this proxy statement as the “Reverse Stock Splits”) is illustrated in the table below:

	Amendment No. 1 (see Appendix 1-A)	Amendment No. 2 (see Appendix 1-B)	Amendment No. 3 (see Appendix 1-C)	Amendment No. 4 (see Appendix 1-D)	Amendment No. 5 (see Appendix 1-E)	Amendment No. 6 (see Appendix 1-F)
Reverse Stock Split	1:5	1:6	1:7	1:8	1:9	1:10

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board of Directors following the 2010 Annual Meeting of Stockholders of iPass and prior to the 2011 Annual Meeting of Stockholders of iPass. The Board of Directors has recommended that these proposed amendments be presented to the iPass stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board of Directors will have the sole discretion, until the 2011 Annual Meeting of Stockholders of iPass, pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of iPass and its stockholders, whether to effect a reverse stock split and, if so, the number of shares, 5, 6, 7, 8, 9 or 10, of common stock which will be combined into one share of common stock. The Board of Directors believes that stockholder approval of six selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of iPass and its stockholders.

If the Board of Directors determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation would be amended accordingly, and all other amendments would be abandoned. Approval of the Reverse Stock Splits will authorize the Board of Directors in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios as described in the table above, or not to effect any of the Reverse Stock Splits. The text of the amendments to the Restated Certificate of Incorporation, one of which would be included in a Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendices 1-A through 1-F to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the Effective Reverse Stock Split.

If the Board of Directors elects to effect a reverse stock split, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio selected by the Board of Directors from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of common stock as described above. Currently, the Board of Directors does not have any plans with regard to the authorized but unissued shares of common stock following the reverse split.

Reasons For The Effective Reverse Stock Split

The Board of Directors believes that the Effective Reverse Stock Split may be desirable for a number of reasons, primarily because it could improve the marketability and liquidity of the common stock.

The Board of Directors believes that the current low per share market price of the common stock has had a negative effect on the marketability of the iPass existing shares. The Board of Directors believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. The Board of Directors anticipates that an Effective Reverse Stock Split will result in a higher bid price for the common stock, which may help to alleviate some of these problems. Should iPass need additional sources of capital, in the future, the Board of Directors believes that the Effective Reverse Stock Split could facilitate such future financing.

The Board of Directors also believes that the decrease in the number of shares of common stock outstanding as a consequence of an Effective Reverse Stock Split, and the anticipated increase in the price of the common stock, could generate interest in the common stock and possibly promote greater liquidity for the iPass stockholders. However, any increase in the market price of the common stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing iPass’ market capitalization.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by the stockholders of iPass at the Annual Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board of Directors to effect a Reverse Stock Split with an exchange ratio determined by the Board of Directors as described above. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

After the Effective Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Effective Reverse Stock Split will affect all of the iPass stockholders uniformly and will not affect any stockholder’s percentage ownership in iPass, except to the extent that the Effective Reverse Stock Split results in any of the iPass stockholders owning a fractional share as described below. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Effective Reverse Stock Split. The number of authorized but unissued shares of common stock would be increased significantly by an Effective Reverse Stock Split. For example, based on the 60,082,495 shares of common stock outstanding on March 31, 2010 and the 250,000,000 shares of common stock that are authorized under the Restated Certificate of Incorporation, a one-for-ten Effective Reverse Stock Split would have the effect of decreasing the number of outstanding shares of common stock to 6,008,249, thereby increasing the number of authorized but unissued shares of common stock from 189,917,505 to 243,991,751. The Board of Directors currently has no plans regarding the issuance of such additional authorized but unissued shares.

The issuance in the future of any additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.

The increase in the number of authorized but unissued shares of common stock may also be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the iPass Restated Certificate of Incorporation or Bylaws. The increased number of authorized but unissued shares as a result of the Effective Reverse Stock Split would give the iPass management more flexibility to resist or frustrate a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the iPass Restated Certificate of Incorporation and Bylaws, which include (1) advance notice provisions in the iPass Bylaws, which limit the business that may be brought at an annual meeting and place procedural restrictions on the ability of stockholders to nominate directors and (2) provisions that prohibit the iPass stockholders from calling special meetings or acting by written consent.

The Effective Reverse Stock Split would reduce the number of shares of common stock available for issuance under the iPass equity compensation plans in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of common stock currently authorized for future issuance but unissued at March 31, 2010 under the iPass equity compensation plans is 21,489,639 (prior to giving effect to the Effective Reverse Stock Split).

The following table contains approximate information relating to the common stock under each of the proposed amendments based on share information as of March 31, 2010:

	Pre-Reverse Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Authorized	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000	250,000,000
Outstanding	60,082,495	12,016,499	10,013,749	8,583,213	7,510,311	6,675,832	6,008,249
Reserved for future issuance pursuant to employee benefit plans	10,313,348	2,062,669	1,718,891	1,473,335	1,289,168	1,145,927	1,031,334
Reserved for future issuance pursuant to outstanding options	11,176,291	2,235,258	1,862,715	1,596,613	1,397,036	1,241,810	1,117,629
Authorized but unissued and unreserved	168,427,866	233,685,574	236,404,645	238,346,839	239,803,485	240,936,431	241,842,788

No fractional shares of common stock will be issued in connection with the proposed Effective Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in iPass.

The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and iPass is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Effective Reverse Stock Split, the common stock would continue to be reported on the Nasdaq Global Market under the symbol “IPAS” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Effective Reverse Stock Split will be five, six, seven, eight, nine or ten times, as applicable, the price per share of the common stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view an Effective Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board of Directors elects to proceed with the Reverse Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective at 5:00 p.m. on the date of filing (the “Effective Date”) of the applicable Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of

Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the Effective Reverse Stock Split ratio determined by the Board of Directors among the choices set forth in this Proposal. If the Board of Directors fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

Shortly after the Effective Date, each holder of record of an outstanding certificate theretofore representing shares of common stock will receive from the iPass exchange agent (the “Exchange Agent”) for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of common stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective.

Reverse Stock Split represented any shares of common stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to iPass any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of iPass that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Delaware law, stockholders of iPass would not be entitled to dissenter’s or appraisal rights with respect to an Effective Reverse Stock Split.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of common stock will be issued as a result of the Effective Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Effective Reverse Stock Split, iPass shall pay cash equal to such fraction multiplied by the closing sales price of the common stock on the Global Market on the last business day prior to the Effective Time. As of March 31, 2010, there were approximately 178 stockholders of record of the common stock. Upon stockholder approval of this proposal, if the Board of Directors elects to implement the Effective Reverse Stock Split at an exchange ratio of 1:5, 1:6, 1:7, 1:8, 1:9 or 1:10 stockholders owning less than 5, 6, 7, 8, 9 or 10 shares, respectively, of common stock prior to the Effective Reverse Stock Split would be eliminated.

Material U.S. Federal Income Tax Consequences of the Effective Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Effective Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of iPass stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to iPass or the iPass stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Effective Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Effective Reverse Stock Split that may be relevant to particular U.S. Holders, including holders:

•

who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions;

•	who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy;

•	who are partnerships or other pass-through entities or investors in such pass-through entities;

•	who do not hold their shares as capital assets;

•	whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or

•	who have a functional currency other than the U.S. dollar.

In addition, the following discussion does not address the tax consequences of the Effective Reverse Stock Split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes the Effective Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Effective Reverse Stock Split, whether or not they are in connection with the Effective Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of iPass stock who is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

HOLDERS OF IPASS STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The Effective Reverse Stock Split is expected to qualify for one or more non-recognition provisions of the Code. Assuming the Effective Reverse Stock Split so qualifies, the following consequences will result:

•	no gain or loss will be recognized by iPass as a result of the Effective Reverse Stock Split;

•

an iPass stockholder generally will recognize any gain inherent in the iPass stock surrendered in the Effective Reverse Stock Split up to the amount of any cash received in the exchange, but will not recognize any loss.

•

an iPass stockholder’s basis in its post-reverse split shares, will be equal to the aggregate tax basis of such stockholder’s pre-reverse split shares, increased by the amount of any gain recognized by such stockholder as a result of the Effective Reverse Stock Split and decreased by the amount of any cash received by such stockholder in the Effective Reverse Stock Split;

•	the holding period of iPass stock received in the Effective Reverse Stock Split will include the holding period of the pre-reverse split shares exchanged; and

•

any gain or loss recognized by an iPass stockholder as a result of the Effective Reverse Stock Split will be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of iPass stock exchanged is more than one year.

Certain iPass stockholders may be required to attach a statement to their tax returns for the year in which the Effective Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. iPass stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

For purposes of the above discussion of the basis and holding periods for shares of iPass stock, and except as provided therein, stockholders who acquired different blocks of iPass stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Effective Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the record date will be required to approve the amendments to the Restated Certificate of Incorporation to effect the Effective Reverse Stock Split, if, and when determined by the Board of Directors. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of April 1, 2010.

Name	Age	Position
Evan L. Kaplan	50	President, Chief Executive Officer and Director
Steven H. Gatoff	43	Senior Vice President and Chief Financial Officer
Nicholas W. Hulse	44	Senior Vice President, Worldwide Sales
Jayendra N. Patel	53	Senior Vice President, Product Development
Steven Wastie	42	Senior Vice President, Marketing and Strategy
William P. Garvey	45	Vice President, General Counsel and Secretary

Evan L. Kaplan has served as our President and Chief Executive Officer, and as a member of our Board of Directors, since November 2008. From August 2008 until November 2008, Mr. Kaplan acted as a consultant to iPass, providing business planning and strategic and tactical advice and counseling to the company. From January 2008 until July 2008, Mr. Kaplan was on extended vacation. From February 1996 to July 2007, Mr. Kaplan served as founder, President, Chief Executive Officer and Chairman of Aventail Corporation, a pioneer in the virtual private networking equipment and services and a long time strategic partner of iPass. After Aventail was acquired by SonicWALL, Inc., an IT security and data backup and recovery solution company, in 2007, Mr. Kaplan remained with SonicWALL from July 2007 until January 2008 as Vice President of Business Development. Mr. Kaplan received a B.S. in environmental science from Western Washington University and an M.B.A. from the University of Washington.

Steven H. Gatoff has served as our Senior Vice President and Chief Financial Officer since June 2009. From August 2008 until joining iPass, Mr. Gatoff served as Senior Vice President, Finance at United Online, Inc., a consumer Internet and media company, where he was responsible for the company’s corporate finance, financial planning and analysis, strategic planning, treasury and risk management functions. From June 2006 to July 2008, Mr. Gatoff served as Vice President and Controller of Sterling Commerce, Inc., an enterprise software and services company. From March 2002 to June 2006, Mr. Gatoff served as, Vice President Finance, and Treasurer of VeriSign, Inc., a communications and Internet infrastructure services company. From August 1995 to December 2001, Mr. Gatoff was a telecommunications and technology investment banker at Morgan Stanley, Credit Suisse First Boston and Bear Stearns where executed numerous debt and equity capital markets financings, merger and acquisition transactions and strategic advisory engagements. Mr. Gatoff is a certified public accountant and received a B.S. in Business Administration/Accounting from the University of Vermont, and an M.B.A. in Finance from Columbia University Graduate School of Business.

Nicholas W. Hulse has served as our Senior Vice President Worldwide Sales since July 2009. From March 2008 until July 2009, Mr. Hulse was Executive Vice President, Worldwide Field Operations, for Tumbleweed Communications, a provider of secure Internet communication solutions, where he was responsible for worldwide sales, professional services and customer support. From March 2003 until August 2007, Mr. Hulse was Senior Vice President of Sales for FrontBridge Technologies, a managed messaging services company which was acquired by Microsoft in 2005. During his career Nick has also held executive management positions at Cybertek Holdings, Epoch Internet, ARIS Corporation, and New Horizons Learning Centers. Mr. Hulse holds a degree in Marketing and Finance from Northumbria University in the United Kingdom.

Jayendra N. Patel has served as our Senior Vice President of Product Development since March 2009. From June 2008 to March 2009, Mr. Patel was on an extended vacation. From August 2001 to June 2008, Mr. Patel was Vice President of Engineering at VeriSign, a communications and Internet infrastructure services company, where he was responsible for overseeing development of VeriSign’s Information and Security Services. He also led the VeriSign Payment Services engineering organization which was eventually sold to eBay/PayPal. Prior to his appointment to Vice President at VeriSign, Mr. Patel held various positions with increasing responsibilities at VeriSign, starting in March 1997. Earlier in his career, Mr. Patel was employed at Taligent, a software development company, Apple Computer, Inc., a consumer electronics and software company, Daisy Systems Corporation, a computer-aided engineering company, and Visual Edge Software Ltd., a software development company. Mr. Patel holds an M.S. in Computer Science from Case Western Reserve University.

Steven Wastie has served as our Senior Vice President, Marketing and Strategy since June 2009. From February 2008 to May 2009, Mr. Wastie served as Vice President, Marketing at Rohati Systems, Inc, a venture backed provider of data center network security products. From July 2005 to February 2008, Mr. Wastie was employed at Juniper Networks Inc., a publicly-traded provider of networking and security solutions, where he held the roles of Vice President, Enterprise and Managed Services Marketing and Vice President, Emerging Technologies EMEA and was responsible for worldwide enterprise marketing. From February 2004 to July 2005, Mr. Wastie served as International Marketing Director for Peribit Networks, a provider of WAN optimization solutions that was acquired by Juniper Networks in 2005. From May 2003 to January 2004, Mr. Wastie served as Vice President of Marketing EMEA for Hummingbird, a provider of enterprise content management software. From September 1999 to April 2003, Mr. Wastie was employed at Inktomi Corporation where he held various management roles. Wastie has also held marketing and product management positions with Netscape and AT&T Online services in Asia Pacific. Mr. Wastie holds a B.A. (Hons) in Business Studies and Marketing from London Guildhall University.

William P. Garvey has served as our Vice President, General Counsel and Secretary since June 2009. From April 2008 to April 2009, Mr. Garvey was Vice President, General Counsel and Secretary at ShoreTel, Inc. a publicly-traded provider of Internet Protocol unified communications systems for enterprises. From January 2005 to September 2007, Mr. Garvey served as General Counsel, Vice President of Corporate Development, and Secretary of Rackable Systems, Inc., a publicly-traded computer server manufacturer, where he held overall responsibility for all legal matters and assisted Rackable in completing its initial public offering. From September 1997 to December 2004, Mr. Garvey served as General Counsel, Vice President of Corporate Development and Secretary for Actuate Corporation, a publicly-traded software company. Mr. Garvey holds a B.S. in applied sciences and engineering from the United States Military Academy and a J.D. from Stanford Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2010, except as otherwise specified in the footnotes to the table, by: (a) each director and nominee for director; (b) each of the executive officers named in the Summary Compensation Table presented later in this proxy statement; (c) all current executive officers and directors of iPass as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise provided, the stockholder referenced has sole voting and investment power with respect to the outstanding shares listed. All percentages in this table are based on a total of 60,082,495 shares of common stock outstanding on March 31, 2010. Unless otherwise indicated, the address for each listed beneficial owner is c/o iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065.

Name and Address of Beneficial Owner	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 31, 2010	Beneficially Owned (Including the Number of Shares Shown in the First Column)
		Shares	Percent
Evan L. Kaplan	200,766	200,766	*
Steven H. Gatoff	—	—	*
Nicholas W. Hulse	—	—	*
Jayendra N. Patel	68,929	68,929	*
Steven Wastie	—	—	*
John Charters(1)	—	—	*
Frank Verdecanna(2)	—	—	*
A. Gary Ames	248,718	263,718	*
John D. Beletic(3)	276,755	340,755	*
Peter G. Bodine(4)	228,039	870,863	1.4%
Peter C. Clapman	60,178	100,178	*
Gary A. Griffiths(5)	—	49,000	*
Robert J. Majteles	—	107,522	*
Samuel L. Schwerin(6)	—	6,229,855	10.4%
Allan R. Spies	228,755	250,422	*
Kenneth H. Traub	—	110,300	*
Entities affiliated with Millennium Technology Value Partners, L.P.(7)	—	6,219,855	10.4%
Entities affiliated with Foxhill Opportunity Master Fund, L.P.(8)	—	4,166,862	6.9%
All current directors and executive officers as a group (15 persons)	1,312,140	8,592,308	14.0%

*	Less than one percent (1%).
(1)	Mr. Charters ceased to be an employee of iPass on August 31, 2009.
(2)	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2009.
(3)	Includes 64,000 shares held in the name of John and Anne Partnership, Ltd.
(4)	Includes 18,327 shares held by South Fork Ventures and 607,296 shares held by APV Technology Partners II, L.P. Mr. Bodine is a Managing Member of South Fork Ventures and a partner of APV Technology Partners II, L.P. Mr. Bodine disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(5)	Includes 5,000 shares held in the Belle Griffiths inherited IRA, 5,000 shares held in the Gary Griffiths SEP IRA, 8,000 shares held in the Griffiths Family Trust and 16,000 shares held in a custodial account for Gary and Ryan Griffiths.
(6)	Includes 6,219,855 shares held by funds affiliated with Millennium Technology Value Partners Management, L.P. (“Millennium Management”). Mr. Schwerin is the managing member of Millennium

TVP (GP), LLC (“Millennium TVP”), which is the general partner of Millennium Management. Mr. Schwerin disclaims beneficial ownership of the shares held by Millennium Management and its affiliated entities except to the extent of his pecuniary interest therein.
(7)

Millennium Technology Value Partners, L.P. (“Millennium LP”) has sole voting and dispositive power over 3,078,278 shares. Millennium Technology Value Partners (RCM), L.P. (“Millennium RCM”) has sole voting and dispositive power over 3,141,577 shares. Millennium Management is the general partner of Millennium LP and Millennium RCM. Millennium TVP is the general partner of Millennium Management and Mr. Schwerin is the managing member of Millennium TVP. Each of the entities affiliated with Millennium Management specifically disclaims beneficial ownership of the securities it does not directly own. The address for each of the entities affiliated with Millennium Management is 747 Third Avenue, 38th Floor, New York, NY 10017. The data regarding the stock ownership of the entities affiliated with Millennium Management is as of December 31, 2009 from the Schedule 13D filed by Millennium RCM on January 8, 2010.

(8)	The address for Foxhill Opportunity Master Fund, L.P. is c/o Foxhill Capital Partners, LLC, 502 Carnegie Center, Suite 104, Princeton, NJ 08540. The data regarding the stock ownership of Foxhill Opportunity Master Fund, L.P. is as of June 2, 2009 from the Schedule 13D/A filed by Foxhill Opportunity Master Fund, L.P. on June 3, 2009. Each of Foxhill Opportunity Fund, L.P., Foxhill Opportunity Offshore Fund, Ltd., Foxhill Capital (GP), LLC, Foxhill Capital Partners, LLC, and Neil Weiner have direct or indirect control over Foxhill Opportunity Master Fund, L.P., and therefore may be deemed to have, together with Foxhill Opportunity Master Fund, L.P., shared voting and investment power over the 4,166,862 shares beneficially owned by Foxhill Opportunity Master Fund, L.P. Each of the entities listed above may be deemed a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires iPass’ directors and executive officers, and persons who own more than ten percent of a registered class of iPass’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of iPass. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish iPass with copies of all Section 16(a) forms they file.

To iPass’ knowledge, based solely on a review of the copies of such reports furnished to iPass, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Information with respect to securities authorized for issuance under equity compensation plans as of the end of the most recently completed fiscal year is aggregated as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders	8,614,275	$2.50	13,145,403
Equity compensation plans not approved by stockholders	—	—	—

Total	8,614,275	$2.50	13,145,403

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF DIRECTORS

The following table shows for the fiscal year ended December 31, 2009, certain information with respect to the compensation of all our non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
A. Gary Ames	$62,000	$7,900	$37,423	$2,400	$109,723
John D. Beletic	$135,000	$—	$18,024	$—	$153,024
Peter G. Bodine	$39,000	$7,900	$27,844	$2,400	$77,144
Peter C. Clapman	$48,000	$7,900	$15,745	$4,000	$75,645
Gary A. Griffiths	$19,082	$23,700	$37,232	$7,200	$87,214
Robert J. Majteles	$21,082	$23,700	$37,232	$7,200	$89,214
Samuel L. Schwerin(6)	$—	$—	$—	$—	$—
Allan R. Spies	$61,000	$7,900	$28,460	$2,400	$99,760
Kenneth H. Traub	$23,082	$23,300	$36,788	$7,200	$90,370
Stanley Gold(7)	$30,000	$7,900	$15,031	$6,667	$59,598
Arthur C. Patterson(8)	$34,000	$—	$15,433	$—	$49,433
Olof Pripp(9)	$25,000	$—	$3,322	$—	$28,322

(1)	This column reflects annual director retainer fees, annual committee chairman retainer fees, Board of Directors’ meeting fees, committee meeting fees and per diem fees paid to our Chairman of the Board.
(2)	The dollar amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted in 2009. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K.
(3)	The dollar amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted in 2009. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K. The amounts include the incremental fair value resulting from the decrease in exercise price of options as a result of the adjustment of outstanding options following the payment of two extraordinary dividends to stockholders in 2009. See “Compensation Discussion and Analysis” for a description of the option adjustments.
(4)	At December 31, 2009, the following directors held stock options and unvested shares of restricted stock as follows:

Name	Number of Shares Underlying Options	Number of Shares Restricted Stock
Mr. Ames	265,085	5,000
Mr. Beletic	383,831	—
Mr. Bodine	244,406	5,000
Mr. Clapman	76,545	8,333
Mr. Griffiths	49,103	15,000
Mr. Majteles	49,103	15,000
Mr. Schwerin	—	—
Mr. Spies	245,122	5,000
Mr. Traub	49,103	15,000
Mr. Gold	16,019	—
Mr. Patterson	228,039	—
Mr. Pripp	75,178	—

(5)	Represents dividends paid on unvested restricted stock awards in 2009.
(6)	Mr. Schwerin was appointed to the Board of Directors effective January 22, 2010.
(7)	Mr. Gold resigned from the Board of Directors effective December 31, 2009.
(8)	Mr. Patterson resigned from the Board of Directors effective June 24, 2009.
(9)	Mr. Pripp did not stand for reelection at the 2009 Annual Meeting.

See Appendix 2 for a list of options and stock awards that were issued in 2009 to our non-employee directors and the decrease to the exercise price of options held by our non-employee directors result as a result of the adjustment of outstanding options following the payment of two extraordinary dividends to stockholders in 2009.

The members of our Board of Directors who are not employees of iPass are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors’ or committee meetings. The table below sets forth the cash compensation arrangements for our non-employee directors for services as a non-employee director 2009 and through the first quarter of 2010, and director cash compensation beginning on April 1, 2010:

	2009 and first quarter of 2010	Beginning April 1, 2010
Annual cash retainer	$20,000	$20,000
Chairman of the Board annual retainer	$60,000	$20,000
Committee annual retainer	$—	$5,000
Audit committee chairman annual retainer	$5,000	$10,000
Compensation committee chairman annual retainer	$5,000	$5,000
Corporate Governance and Nominating committee chairman annual retainer	$5,000	$5,000
Per meeting board meeting fees	$1,000	$1,000
Per meeting committee meeting fees	$1,000	$1,000

In addition, our Chairman of the Board was authorized to receive, for the first three months of 2009, a per diem fee of $3,000 per day for days spent at iPass working with our CEO. Effective March 31, 2009, this per diem fee was no longer applicable.

Under the terms of the iPass Inc. 2003 Non-Employee Directors Plan, as amended (the “Directors Plan”), we grant stock options and restricted stock to our non-employee directors as follows:

•	grants of stock options of 30,000 shares for initial grants, and 15,000 shares for annual grants, and

•	restricted stock awards of 10,000 shares for initial grants and 5,000 shares for annual grants.

Our Chairman of the Board did not receive any automatic grants under the Directors Plan equity grants in 2009, however on November 5, 2008 he received a stock option for 200,000 shares, with monthly vesting over three years for so long as he remains Chairman, and with full vesting upon a change in control. At our 2010 Annual Meeting, our Chairman will resume receiving the automatic grants under the Directors Plan and the additional annual grants as defined and described below under our 2003 Equity Incentive Plan.

Options granted under the Directors Plan vest as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the 15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date of grant. Options granted under the Directors Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting. All outstanding options under the Directors Plan are early exercisable.

Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, one third of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

Beginning with the 2010 annual meeting, we will we make additional annual grants, from our 2003 Equity Incentive Plan, of stock options and restricted stock to our non-employee directors as follows:

•	grant of a stock option of 15,000 shares, and

•	restricted stock award of 5,000 shares.

The options will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date of grant. Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: such shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.

In March 2010, the Board of Directors approved modifications to equity awards for directors who either decline to stand for re-election or resign from the Board of Directors in order to assist in the reduction of the size of the Board of Directors and as recognition for the service provided to iPass by such directors, as follows:

•	any director who declines to stand for reelection at the 2010 annual stockholders meeting (“2010 Meeting”) will have 27 months from the date of the 2010 Meeting to exercise his stock options, and

•

any director who resigns from the Board of Directors after the 2010 Meeting but prior to January 1, 2011 will have (i) 27 months from the date of such resignation to exercise his stock options, (ii) the restricted stock awards granted on the date of the 2010 Meeting vest in full on the date of such resignation, and (iii) the stock options granted on the date of the 2010 Meeting vest in full on the date of the 2011 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Business Overview and Strategy

iPass is a leading provider of enterprise mobility services. In 2009, we announced a new business strategy focused on leveraging iPass’ strong brand and existing customer-base to better monetize our strategic position as the mobile worker’s onramp to the Internet. Our short-term goal is to position iPass as the enterprise mobility provider of choice, which we believe will enhance our relevance to our customers and the industry, lead to increased revenue and profits over time, and build strategic value in the software enterprise mobility market. In 2009, we were focused on the following three key business objectives:

•	Increase penetration and usage within our blue-chip account base;

•	Accelerate the growth of our 3G mobile broadband offering; and

•	Substantially increase our software value-add with a major overhaul of our cloud-based service delivery platform.

In order to execute on our new strategy, we made several changes to our senior leadership team in 2009, hiring key executives in the areas of finance, sales, marketing, product development and legal. In addition, we implemented restructuring plans in February and November of 2009 in recognition of the evolution of our business, to drive the development of a new technology platform and to align our operating expense structure.

Our compensation structure supports our business strategy by providing incentives to executives to achieve the business objectives outlined above. In 2009 and 2010, the compensation structure was also designed around the goal of retaining and motivating our executive talent during transition, so as to build a strong foundation in order to enhance stockholder value going-forward.

Executive Compensation Philosophy, Principles and Policies

We operate in a volatile business environment in which we face competition for experienced executive talent. In order to attract, motivate, and retain key executive officers with the ability to drive our success, we have established our compensation program to be competitive with that of other companies with which we compete for talent, and provide our executives incentives to drive stockholder value over the long-term. As a result, the Compensation Committee (the “Committee”) has established the following principles and policies to guide the design and operation of our executive compensation program:

•	Compensation programs must enable us to attract and retain talent from the internet software and services industry and technology industries in general;

•	Incentive awards will be based on both financial results and strategic goals that support our long-term business objectives;

•	Incentive programs should motivate desired behaviors and reward executive officers based on results, not effort; and

•	The compensation strategy should be straightforward and easy to understand to facilitate clear communication of expectations to executive officers, while providing transparency to stockholders.

The Committee reviews these guidelines periodically to ensure continued alignment with our business strategy. In addition, the Committee considers relevant business and external factors in determining how to implement these guidelines from year-to-year. For example, given the business and organizational challenges faced during 2009 and the need for a new executive team to manage the transition to a new business strategy, the Committee’s objective was to recruit, motivate and retain the new team to lead the transition. Compensation plans were established at the time of hiring of each new executive and a portion of each executive’s total compensation was tied to the performance against the objectives that were established at the beginning of 2009. In 2009, the Committee reviewed the short-term and long-term incentives that had been in place and assessed the fit with the company’s objectives and link to building shareholder value. In 2010, the Committee revised some aspects of the compensation plans that had been in place for the past several years. These changes included eliminating the feature of the short-term incentive plan that provided for the possibility of unlimited bonuses by providing caps to quarterly bonuses effective January 1, 2010. The cap in 2010 is 110% of the target. The Committee also shifted the compensation mix more towards long-term incentives in order to more closely align executive interests with shareholders.

Market Positioning Philosophy

We target the 50th percentile, defined as the middle point of relevant peer group and survey market data (the “50th percentile”), for each element of compensation and with respect to total compensation. The Committee has determined this is an appropriate target market position as it has allowed us to attract and retain the level of talent we believe will improve operational performance and stockholder value.

The Committee determines peer group formation, with assistance from Mercer (US) Inc. (“Mercer”) a consultant retained by the Committee. Peer companies are selected primarily based on industry similarity and company size, which is measured by revenue and market capitalization. The Committee chooses industry criteria to produce a set of peer companies that represent a sampling of executive labor for which we compete. The Committee considers company size criteria as a proxy for executive job complexity.

The peer group used for benchmarking in 2009 was comprised of United Online Inc., RealNetworks Inc., Infospace Inc., Openwave Systems Inc., Digital River Inc., Ariba Inc., S1 Corp., Sonicwall Inc., Navisite Inc., Entrust Inc., Saba Software Inc., WedMediaBrands Inc. (formerly Jupitermedia Corp)., and Web.Com Inc. This reflects the same companies used in benchmarking compensation in 2008, with the exception of Tumbleweed Communications Co, which was acquired by a foreign company and therefore is no longer included in the peer group. The Committee does not expect to make any changes to the peer group used for executive compensation benchmarking in the next fiscal year.

Our executive compensation philosophy targets the 50th percentile for performance at a fully proficient level as determined by the Committee. The program provides downside risk and upside potential that is aligned with performance. Compensation below the target is earned by executives if performance objectives are not met. Above target compensation may be paid when performance objectives are exceeded. Reflecting performance results, the actual compensation received in 2009 (including annualized base salary and incentives paid for 2009 performance and the Black-Scholes value of option award granted in 2009) as a whole was below the peer group 50th percentile for all executives, with Mr. Kaplan positioned at 33% of the market median relative to peer company chief executive officers, and other current executives positioned at 40% to 57% of the market median of the peers’ other named executive officers.

Role of CEO and Management in Compensation

As President and Chief Executive Officer, Evan L. Kaplan, in consultation with the Vice President of Human Resources, provided the Committee with the following:

•	Input on the individual performance of executive officers;

•	Input and advice on hiring and succession planning considerations;

•	Recommendations on the design, structure and opportunities associated with quarterly incentive and long-term equity incentive compensation;

•	Information on recruiting and hiring trends and key employment statistics; and

•	Other information as requested by the Committee.

The Chief Executive Officer, Vice President of Human Resources, Chief Financial Officer and General Counsel generally attend Committee meetings. However, at each in-person meeting the Committee generally holds an executive session without management present. In addition, Mr. Kaplan was not present during the deliberations or voting with regards to his own individual compensation package.

Compensation Consultant Fee Disclosure

The Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), to assist the Committee with its responsibilities related to the company’s executive and Board of Directors compensation programs. Mercer provides information, analyses, and advice regarding executive compensation, as described below. At the Committee’s direction, Mercer provided the following services to the Committee during fiscal 2009:

•	Evaluated the competitive positioning of our executive officers’ base salaries, annual incentive and long-term equity incentive compensation relative to our primary peer group;

•	Advised the Committee on chief executive officer and other executive officer target award levels within the long-term equity incentive program and, as needed, on actual compensation actions;

•	Assessed the alignment of our compensation levels relative to the performance of iPass against our primary peers and relative to our articulated compensation philosophy;

•	Briefed the Committee on executive compensation trends among our peers and broader industry;

•

Evaluated the impact of our equity programs on annual share use, run rate and total dilution and provided input on the reasonableness of alternative actions related to outstanding and prospective equity grants;

•	Evaluated the current compensation arrangements for directors and provided recommendations for improving the alignment with competitive practices; and

•	Provided ongoing advice as needed.

Historically, Mercer has provided other services, such as assisting with executive talent assessments and succession planning.

The Mercer consultant who performs these services reports directly to the Committee chair, except when providing information regarding director compensation, in which case the Mercer consultant reports to the Chairperson of the Corporate Governance and Nominating Committee. Other Mercer or related entity consultants may report directly to iPass management when performing other services such as providing non-executive compensation market data.

During the fiscal year, the company decided to retain Mercer and its MMC affiliates to provide services, unrelated to executive compensation (inclusive of services related to director compensation). The fees for these services did not exceed $120,000.

Because of the policies and procedures Mercer and the Committee have in place, the Committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with us. These policies and procedures include:

•	The consultant receives no incentive or other compensation based on the fees charged to the company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to us;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations;

•	The Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Committee without management intervention;

•	The Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. Ultimately, the consultant provides recommendations and advice to the Committee in an executive session where management is not present, which is when critical compensation decisions are made. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive compensation.

Competitive Market Assessments

In order to ensure alignment of executive compensation with the above internal objectives and external market practice, we conduct, with assistance from Mercer, an annual assessment of executive compensation versus the market. This assessment typically includes an evaluation of base salary, annual incentive opportunities, and long-term incentives against (1) the compensation practices of the peer group of companies described above, as disclosed in our annual proxy statement, and (2) broader industry published survey compensation data. The peer group data provides highly specific data on executive officer compensation for all elements of pay, whereas the broader industry published survey data provides market information on a job-by-job basis. The Committee takes the market assessment into consideration, in concert with other factors, when making decisions regarding executive compensation design and specific actions.

Compensation and Benefits Elements

We use four core compensation and benefits elements to provide a competitive overall compensation and benefits package that is tied to creating stockholder value and supporting the execution of our business strategies, as follows:

Compensation Elements and Benefits	Description and Key Objectives
• Base Salary	• Fixed pay intended to directly compensate executives for the time and service they provide in their respective roles

• Quarterly Cash Incentives	• Variable pay component intended to reward executives for the achievement of our short-term objectives

• Long-term Equity Incentives (which has historically included Stock Options, Restricted Stock and Performance Share Awards)	• Variable compensation intended to retain, motivate and reward executives for the achievement of our long-term objectives, including the creation of stockholder value

• 401(k) and other benefits also provided to the broader employee population	• Benefit programs that are intended to provide executives with competitive retirement savings and health and welfare protections

In general, base salaries are set below the market median, with quarterly cash incentives and long-term incentives designed to bring the total compensation to market upon achievement of iPass’ targeted short-term and long-term performance goals. The Committee determines the target value of each compensation element primarily based on data collected during the competitive market assessment. In addition to reviewing competitive market values, the Committee considers other factors in managing target compensation levels each year, including the impact of equity grants on dilution, the accounting costs associated with certain award vehicles, the tax implications of various compensation elements for iPass and executives and iPass’ cash flow requirements.

The target opportunity for the Quarterly Cash Incentive (discussed below) is stated as a fixed dollar amount. Equity awards are not directly linked to other pay components, but in general the value of equity awards and the percentage of total compensation such awards represent increase at higher salary levels. Certain benefit values (such as the amount of life insurance we provide to employees) are linked to salary, but benefit contribution levels do not vary based on pay or level in the organization.

In sum, the Committee establishes the total reward package with the intent to provide a competitive level of compensation and benefits to executives, while placing an increasing emphasis on variable pay for performance at more senior levels in the organization. The emphasis on long-term compensation versus short-term compensation (and the emphasis on equity rewards versus cash compensation), also increase at more senior levels. The specific purpose and mechanics of each compensation element is described in more detail below.

The Committee may also take into consideration factors specific to the individual executive officer, such as individual performance, past compensation, role of executive in executing our strategic plans and relative positioning to other executives within iPass when taking specific actions relating to compensation. For example, the Committee considers historical compensation outcomes (such as expected gain on unvested equity awards) in determining the level and timing of annual equity awards. The Committee reviews and considers each component for each executive officer before making compensation decisions.

Currently, we do not offer our executive officers any perquisites or supplemental retirement benefits.

Base Salary

We provide salaries to executive officers as compensation for defined job responsibilities and services to iPass. The Committee bases annual salary determinations on competitive assessment, experience and proficiency in the role, the need to retain key talent and individual and company performance.

The Committee, in arms’ length negotiations with Mr. Kaplan, agreed to set Mr. Kaplan’s base salary at $350,000 per year at the time of his hire in November 2008. He received no change to his base salary in 2009, and as such, his salary is approximately 22% below the peer group median base salary for the chief executive officer position.

The base salaries for Mr. Gatoff, Mr. Hulse, Mr. Wastie and Mr. Patel were set by the Committee in arms’ length negotiation at the time of their respective hires. Based on the analysis of peer group compensation, 2009 salary levels for the executives employed at the end of the fiscal year were below the market 50th percentile for similar positions among the peer companies. No base salary increases were provided to Mr. Verdecanna or Mr. Charters in 2009 prior to their ceasing to be employees of iPass.

Quarterly Cash Incentives

The Committee pays cash bonuses as an incentive to executive officers to perform to their greatest potential. The Committee has determined that quarterly cash incentives are appropriate for the organization given the rapidly changing business environment in which iPass operates. These incentives are intended to focus management on the near-term operational objectives that are important to the longer-term success of the business. The Committee typically sets goals at the beginning of the fiscal year and reviews and approves payouts quarterly. In 2009, targets were set for the first quarter in February 2009 and were approved for the last three quarters in March 2009.

Target Amounts: The Committee determines target annual bonus amounts for each executive officer at the beginning of the plan year. In 2009, Mr. Kaplan maintained the same target annual bonus amount of $250,000 (71% of base salary). This amount was determined in arms’ length negotiations with Mr. Kaplan at the time of his hiring in November 2008. Effective January 1, 2010, Mr. Kaplan’s target annual bonus amount was increased to $350,000 (100% of current base salary) in accordance with his employment agreement and the Board of Directors’ confirmation that the performance requirement stated under his contract was met.

The target annual bonus amounts for the other executives were set at arms’ length negotiation upon hire taking into account competitive market practices for each position. The annual target bonus amounts for the executive officers range from $80,000 to $215,000 (36% to 91% of base salary).

While the target bonus approximates the 50th percentile of our peer group, actual payout amounts for executive officers are determined based upon company performance. The Committee determines a threshold for performance below which no bonus will be earned. If performance exceeds the threshold, the actual bonus earned in 2009 was calculated linearly based on the following scale:

Performance Levels	Payout as % of Target
Below Threshold—Unacceptable performance	0%
Threshold Goal—Lower than expected performance	50%
Target—Expected performance	100%
Upper Goal—Strong performance	150%
Above Upper Goal—Exceptional performance	Uncapped and Linearly Determined

The table above has been in place for several years including 2009. Effective January 1, 2010, the payout formulas have been changed such that the payout above Target is capped at 110%.

The Committee considers market practice when determining the payout threshold and the upper potential of the program.

In 2009, the quarterly cash incentive program resulted in below target bonuses for all four quarters which, in the Committee’s view, is reasonable given the objectives set for 2009 and iPass’ performance relative to such objectives.

Performance Measures and Weightings: The metrics used to evaluate executive performance were chosen to motivate executives to achieve our near-term operational objectives. The Chief Executive Officers’ bonus was linked entirely to corporate performance results for all four quarters, whereas the other executives were tied solely to corporate results in Q1, but were tied to a blend of corporate and individual performance objectives in Q2 – Q4 as shown below.

Executive	Weighting - Q1		Weighting - Q2-Q4
	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals
Chief Executive Officer	100%	0%	100%	0%
Other executives	100%	0%	80%	20%

The financial measures used to assess corporate performance for 2009 are consistent with the prior year and are intended to measure results against our near-term operational objectives. Each metric is weighted equally to obtain a balanced view of corporate performance results, with results measured on a quarterly basis. The rationale the Committee used in 2009 for setting each target for 2009 is described below.

Performance Measure	Rationale
Revenues	Revenue generation is critical to secure our long-term position as a market leader in the enterprise mobility services space. For 2009, performance against the total revenue metric primarily reflected management’s ability to offset the loss of revenues from legacy parts of the business and mitigate the impact of poor global economic conditions while the company executes its new strategic vision.

Broadband Revenues	While total revenues are important, revenues from broadband network services were particularly important to our business strategy in 2009. Therefore, the Committee used a second revenue metric specifically focused on expanding the broadband business to motivate executives to concentrate their efforts and investments in this area. In Q1, iPass focused on all broadband revenues, while Q2-Q4 focused on mobile broadband revenues to better reflect the company’s near-term strategic priorities.

Contract Monthly Order Value	Contract monthly order value is the amount of new contractually committed monthly usage fees. Contract monthly order value also measures our ability to generate revenues, with special emphasis on securing new customer contracts. This metric captures our ability to develop new business relationships and is a leading indicator of, and is critical to, future revenue generation.

Non-GAAP Operating Expenses	Minimizing non-GAAP operating expenses is fundamental to iPass’ profitability. Non-GAAP operating expenses exclude equity plan-related compensation expenses, restructuring charges, amortization of intangible assets, and cumulative effect of change in accounting principles, which are charges and gains that management does not consider reflective of the company’s core operating business. We adjusted for the excluded items because the Committee believed that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of the company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and the company does not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

The individual goals in Q2-Q4 focused on key strategic and operational priorities in each executive’s area of responsibility and included specific objectives such as re-engineering iPass’ service delivery platform, enhancing sales management tools and increasing customer utilization of our services.

Performance Targets, Business Results and Bonus Payouts: The Committee sets the quarterly incentive plan goals in alignment with our near-term operating objectives. The Committee set target performance goals for 2009 at levels that were challenging, but realistic to achieve assuming strong performance given expected poor global economic conditions in 2009 and the need to build the foundation required to execute the new strategic vision and turn around the business.

The table below shows the quarterly performance goals for each metric at the threshold, target and upper performance levels, as well as the actual 2009 results.

	$ Threshold	$ Target	$ Upper	$ Actual	% Attainment
Quarter 1
Revenues	42,800,000	43,800,000	44,800,000	44,642,000	142%
Non-GAAP Operating Expenses	28,787,000	27,287,000	25,787,000	24,759,000	151%
Contract MOV	404,800	506,000	607,200	395,000	0%
Broadband Revenues (FBB, GBR, MD)	26,023,000	26,823,000	27,623,000	26,719,000	94%

Quarter 2
Revenues	42,513,000	43,513,000	44,513,000	43,704,000	110%
Non-GAAP Operating Expenses	26,420,000	24,920,000	23,420,000	24,072,000	117%
Contract MOV	610,448	763,060	915,672	310,000	0%
Mobile Broadband Revenues	3,775,000	4,575,000	5,375,000	4,422,000	90%

Quarter 3
Revenues	42,698,000	43,698,000	44,698,000	42,555,128	0%
Non-GAAP Operating Expenses	26,750,000	25,250,000	23,750,000	23,786,295	129%
Contract MOV	640,406	800,508	960,610	379,910	0%
Mobile Broadband Revenues	4,314,000	5,114,000	5,914,000	4,711,865	75%

Quarter 4
Revenues	43,990,000	44,990,000	45,990,000	40,508,894	0%
Non-GAAP Operating Expenses	27,266,000	25,766,000	24,266,000	22,997,474	155%
Contract MOV	623,360	779,200	935,040	457,624	0%
Mobile Broadband Revenues	5,016,000	5,816,000	6,616,000	4,983,332	0%

Corporate performance against the pre-established goals for each measure resulted in executives earning the following quarterly bonus amounts (as a percent of target): first quarter: 96.5%; second quarter: 79.2%; third quarter: 40.8%; and fourth quarter: 31.1%.

The aggregate bonus amount earned by the Chief Executive Officer was 61.9% of his annual target. Including the individual component in Q2-Q4 for executives other than the Chief Executive Officer, the aggregate bonus amount earned by each executive ranged from 52.8% to 82.9% of their annual target (or prorated annual target in cases where the executive was not employed for the full year). The fourth quarter bonus payout reflected a discretionary increase in the calculated amount by $1,400 to $4,300 for those executives who were hired in 2009. In aggregate, these adjustments totaled $13,300, less than 4% of the 2009 target annual bonus opportunity for these executives. The bonus increase reflected a revised incentive calculation that assumed the threshold for Mobile Broadband Revenues benchmark was achieved. The Committee made this decision to recognize the fact that the Q4 Mobile Broadband Revenue results were less than 1% below the threshold goal and to enhance the retention of the newest members of the executive team given these individuals could have limited impact on business results given their short tenure. The Committee believes that below target bonus awards are reasonable in light of overall corporate results.

In addition to the bonus payments described above, in February 2009, the Board of Directors approved one-time discretionary retention bonuses that ranged from $7,500 to $14,500 for the executive officers who were employed at that time (excluding Mr. Kaplan). These bonus payments, when coupled with the fourth quarter 2008 actual bonus payments, approximated 75 percent of the fourth quarter 2008 target bonus. These bonus payments were intended to retain certain key executives during a period of leadership transition. The bonuses were paid in June 2009.

Long-Term Equity Incentives (“LTEI”)

In order to ensure a strong link to the long-term interests of stockholders, the Committee places significant emphasis on long-term equity incentives. The Committee based the amount of LTEI awarded on competitive LTEI levels in the peer group. The Committee targets the 50th percentile of the peer group (with option values measured by the Black-Scholes option pricing model), with the understanding that above target value will be realized only if stockholder value is created. The Committee also considers the impact of awards to executive officers on total stockholder dilution and the expenses accrued for stock-based compensation.

In recent years, we have granted a mix of stock options, restricted stock awards (“RSAs”) and performance share awards (“PSAs”) to reward executives for long-term performance. Restricted shares are intended to align the interests of executive officers and stockholders through ownership, while at the same time providing meaningful retention value to executive officers through the use of service-based vesting provisions. The Committee uses PSAs to focus executive officers on operating excellence and the creation of economic and stockholder value. Because the vesting of PSAs is contingent upon meeting predefined financial or strategic objectives, executives are rewarded for a combination of strong business results and positive stockholder return.

In 2009, the Committee chose to grant stock options to executives rather than RSAs or PSAs, because the Committee believed that stock options provided a greater incentive to our executives to execute our long-term strategy to turnaround the business. In addition, stock options have value only to the extent the price of our common stock on the date of exercise exceeds the exercise price, which is equal to the fair market value of the stock on the date of grant.

At the time of hire, the Committee granted stock options to Mr. Gatoff, Mr. Hulse, Mr. Wastie and Mr. Patel in order to attract them to the organization, provide ongoing retention value, and align their interests with stockholders. The number of options granted to each executive was determined based on arms’ length negotiations. Mr. Kaplan did not receive any new equity grants in 2009. Mr. Kaplan did have adjustments made to existing grants in 2009, as detailed below in the section “Adjustments to Outstanding Equity Awards”.

It is the Committee’s philosophy to target equity values at the 50th percentile of the market for equity grants other than new hire grants and to take into consideration share usage to determine the size of awards to the named executive officers. The Committee targeted an overall share usage rate that is reasonably aligned with peer group and broader industry practices (excluding the impact of adjustments for the corporate dividends, as discussed below). While the gross share usage in 2009 was higher than historical gross share usage rates, this is reflective of the significant executive turnover and hiring done during the fiscal year. When evaluated on a net basis (i.e., shares granted minus shares cancelled or expired), share usage is low relative to peer companies and broader industry practice.

The Committee generally grants annual equity awards at the first quarterly Committee meeting of the year, unless otherwise specified by our Board of Directors or the Committee. The Committee grants all stock option grants to named executive officers with an exercise price equal to the fair market value of the underlying stock on the date of grant. We do not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Adjustments to Outstanding Equity Awards

On August 18, 2009, our stockholders approved amendments to our outstanding equity compensation plans to enable our Board of Directors to approve the adjustment of outstanding equity awards in the event that an extraordinary dividend is paid, with the intent of preserving the economic value of the awards from before to after the dividend payment. The formula used by our Board of Directors to adjust outstanding equity awards in connection with the payment of two extraordinary dividends in 2009 is set forth in our proxy statement filed with the Securities and Exchange Commission on July14, 2009 (“Proxy”) and subsequently mailed to our stockholders.

In connection with the extraordinary dividends distributed to stockholders on September 10, 2009 and December 18, 2009 and totaling $30 million in cash, the Board of Directors modified existing equity awards based on a formula specified in the Proxy with the intent of preserving the economic value of the awards from before to after the event. The terms of the adjustment were intended to meet the following goals: (a) to address the diminution in the value of the outstanding equity awards caused by the payment of the extraordinary dividends; (b) to preserve the tax status of existing options; and (c) to prevent the option holder from incurring negative tax consequences that could otherwise result from modifications of existing options.

In the case of stock options, such modification caused a reduction of the option’s exercise price and in certain circumstances the grant of additional option shares if the reduction in exercise price is less than the per share amount of the extraordinary dividend. In the case of PSAs, the adjustment resulted in an increase in the number of shares subject to the awards.

Other Benefits

We offer additional benefits designed to be competitive with overall market practices, and to attract and retain the talent we need. All salaried employees are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time off and paid holidays.

Other Compensation

In connection with his employment offer, Mr. Kaplan was eligible to receive certain relocation benefits, including the following:

•

Monthly reimbursement of up to $10,000 to cover reasonable temporary living expenses for up to six months from the date of hire, subject to end upon the close of a purchase of residence in the San Francisco Bay Area;

•	An additional payment to cover any tax liabilities associated with these payments (Taxable Living Expenses Gross-Up);

•	Reimbursement for reasonable relocation expenses, subject to certain conditions;

•	An additional payment to cover any tax liabilities associated with these payments (Taxable Relocation Expenses Gross-Up); and

•	Up to $12,000 to cover additional relocation expenses not covered above.

The Committee deemed these benefits necessary to attract Mr. Kaplan to the organization, and arrived at these amounts in arm’s length negotiations with Mr. Kaplan.

On May 28, 2009, the iPass Compensation Committee approved an amendment to the employment agreement with Mr. Kaplan, pursuant to which Mr. Kaplan’s right to reimbursement of brokerage commissions on the sale of his residence in Seattle within 15 months from commencement of employment was revised to change such date from 15 months to 48 months from commencement of employment. In light of the extremely poor housing market in the U.S., the Committee felt it was reasonable to provide Mr. Kaplan with such an extension.

In connection with their employment offers, both Mr. Gatoff and Mr. Hulse received relocation benefits, including a relocation bonus of $20,000. The Committee deemed these benefits necessary to attract these executives to the organization, and arrived at these amounts in arm’s length negotiations with the executives.

2010 Cash Compensation

Reflecting the current economic conditions and iPass’ financial results, the Committee determined that base salary levels will not be increased in 2010 for the named executive officers. In addition, the Committee has decided to keep the target bonuses consistent with the prior year for the named executive officers, with the exception of Mr. Kaplan, whose target bonus was increased to $350,000 (100% of base salary) in accordance with his employment agreement. The Committee has determined that Mr. Kaplan’s performance is sufficient to warrant such an increase and the Board of Directors has acknowledged that Mr. Kaplan has met the terms of his agreement. This adjustment brings his bonus opportunity to the median relative to peer group practices.

In early 2010, the Committee determined the metrics used to assess corporate performance under the quarterly cash incentive program for Q1 and Q2. In light of the changes in the company’s business strategy and the challenge in establishing performance benchmarks after the launch of a new product, the Committee will establish the metrics to be used to assess corporate performance under the quarterly cash incentive program for Q3 and Q4 later in the year. For Mr. Kaplan, the quarterly target bonus is paid out based 100% on corporate objectives. For the other named executive officers, the quarterly target bonus is paid out based 80% on corporate objectives and 20% on personal objectives. The corporate objective portion of the quarterly target bonus is calculated and paid based on how iPass performs against established target metrics for each corporate objective. The corporate objectives and the weighting of each objective for the first and second quarter of 2010 are as follows:

Corporate Objectives	Q1	Q2
Adjusted EBITDA	100%	80%
# Net New Average Monthly Monetized Users	—	10%
# Targeted 200 Customers Signed to Open Mobile Platform	—	10%

“Adjusted EBITDA” means earnings before interest income, income taxes, depreciation, amortization, restructuring charges, stock-based compensation charges and other non-recurring charges. This metric is intended to focus our executives on prudently managing operating efficiency while executing on the new strategy, which is expected to increase revenue and profits over time, and enhance stakeholder value.

“# Net New Average Monthly Monetized Users” means the net increase in the average number of monthly users during the quarter for which a fee was billed by iPass to a customer for such users, as compared to the prior quarter. This metric is designed to focus our executives on implementing initiatives to increase the number of users who pay for our services and is intended to measure how successfully iPass is executing its business.

“# Targeted 200 Customers Signed to Open Mobile Platform” means the number of customers, from a pre-defined list of 200 strategic customers, that enter into an agreement to use the new Open Mobile platform. This metric is intended to focus executives on the migrating of our strategic customers to our new platform, which is a core measure of success in executing the new business model.

The target metrics for the first two quarters are aligned with our 2010 operating plan, which is designed to build the foundation for future performance under the new business model and reflects realistic expectations for the business during a challenging transition period. The intention of the incentive program is to retain and motivate executives during this critical time and to provide a bridge to future value creation. Consequently, it is expected that these metrics will be achieved at or near the 100% level if iPass performs in accordance with its operating plan. In the event the target metric is met, the target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary are also established for each corporate objective.

Given the uncertainties surrounding the new business model and the decline in financial performance targets year over year, the Committee decided to change the calibration between pay and performance in the event the upper boundary is met. In 2009 and prior years, the plan was designed so that the bonus would be paid out at 150% of target for achieving the upper boundary and provided for unlimited bonuses if the upper boundary were achieved. These features have been eliminated effective January 1, 2010. For Q1 and Q2, a maximum of 110% of target will be paid out for exceeding the upper boundary. Performance between the boundaries and the target metrics are paid based on a straight-line calculation.

The Committee retains the flexibility to change the goals based on new information or to reflect external developments prior to the start of each quarterly performance period. Goals for Q3 and Q4 will be established closer to the start of those performance periods.

Personal objectives are established by the Chief Executive Officer for our executive officers at the beginning of each quarter. Personal objectives are established to support quarterly and annual business goals established by the Chief Executive Officer for the company.

2010 Equity Compensation

The Committee granted annual equity awards to executives on January 28, 2010. As in 2009, the Committee chose to primarily grant stock options to executives in 2010 because the Committee believes that stock options provide more incentive to executives to drive the turnaround of our business. 25% of the options vest on January 28, 2011, with the remaining options vesting in 36 equal monthly installments thereafter.

The number of options granted to each executive was determined upon considering the retention value of outstanding grants held by the executives and the potential future gain under a range of performance scenarios. The Committee also considered the overall share usage rate relative to peers and general industry practice. While the Committee made the determination to increase the weighting on the long-term incentive portion of the total compensation package in 2010, the fair market value of these awards is below the market 50th percentile for all executives.

The Committee granted an annual equity award of 475,000 stock options to Mr. Kaplan with the terms and conditions described above. In addition, the Committee granted 200,000 restricted stock units (“RSUs”) to provide additional incentive to Mr. Kaplan to execute our turnaround and long term growth strategy. The Committee decided this additional award was necessary to retain and motivate Mr. Kaplan upon determining that the PSA that was granted in connection with his hire in November 2008 is not likely to vest in the near future due to factors that are largely outside of his control, including the trajectory of the business prior to his hire. The RSUs vest 50% on June 30, 2010 and 50% on June 30, 2011.

The number of shares granted to employees in 2010 as a percent of common shares outstanding exceed historical rates on a gross basis, but the Committee believes the number of shares granted is reasonable given the Committee’s objective to shift the mix of compensation away from short-term cash incentives and more toward long-term equity incentives. In addition, the Committee has determined to reduce the gross number of shares granted to employees as a percent of common shares outstanding in 2011.

Supplementary Compensation Policies

Employment, Severance, and Change-in-Control Agreements

We provide severance benefits to our executive officers in the event of a termination without cause as a competitive benefit to recruit and retain qualified executives. These severance benefits include a lump sum cash payment based on the executive officer’s annual base salary plus an amount equal to one quarter of the annual target bonus and continued health benefits coverage for a period of time.

We also provide benefits in the event that an executive officer’s employment is involuntarily terminated following a corporate change-in-control. These benefits are triggered only to the extent that a qualifying change-in-control takes place, coupled with another qualifying event such as the executive is terminated without cause or constructively terminated (otherwise known as a “double-trigger”). The purpose of these benefits is to promote management continuity and cooperation during a potential transaction that is being pursued by the Board to maximize stockholder value (such as a merger with or acquisition by another company), despite the fact that such a transaction may jeopardize the future employment of our executives. These change-in-control benefits include a lump sum cash payment based on the executive officer’s annual salary plus annual bonus target, continued health benefits coverage for a period of time, and accelerated vesting of all equity awards in the case of a change in control of the company within 18 months of iPass being acquired.

The full benefits and related terms and conditions are comprehensively explained in the “Supplementary Compensation Policies and Potential Payments Upon Termination or Change-in-Control” sections of this document

In connection with his hire, Mr. Kaplan was guaranteed certain severance benefits if the Board of Directors terminates him without cause or he resigns for good reason, including: (a) a lump sum cash severance payment equal to 12 months of base salary; (b) the prorated portion of the target annual bonus for the year less any payments already made for the year, calculated at the rate at which bonuses were paid earlier in the year (or in the prior year, if the first quarter bonus has not yet been determined); (c) the target bonus for the year multiplied by the rate at which bonuses were earned in the prior four quarters; (d) payment of COBRA premiums for up to 18 months and (e) accelerated vesting of the time-based component of any equity awards for 12 months and extended exercisability of option grants for up to 9 months. In addition, upon the close of a corporate transaction, vesting conditions of outstanding equity grants, whether determined by the passage of time or in reference to performance targets, shall be deemed satisfied.

In determining the value, terms and structure of severance and change-in-control benefits, the Committee, in consultation with Mercer, considered market practice, the value of such benefits to the executives and the aggregate potential cost of such a program assuming actual termination. Additionally, in determining the level of severance benefits the Committee considered our past experience and precedent for providing severance in the event of a company-initiated termination. The Committee introduced these benefits with a focus on retaining key executive officers by providing a market competitive level of protection and security.

Termination and Severance of Former Chief Financial Officer

On May 28, 2009, iPass entered into a severance agreement with Mr. Frank Verdecanna in connection with the termination of his employment effective on July 31, 2009. The agreement confirmed Mr. Verdecanna’s right to payments of bonuses earned through the date of termination of his employment, and the amounts payable to him pursuant to the iPass Inc. Executive Corporation Transaction and Severance Benefit Plan (the “Severance Plan”). These amounts consisted of:

•	six months base salary;

•	one quarter of 2009 target bonus; and

•	health insurance coverage (COBRA) for Mr. Verdecanna and his dependents for up to 12 months (or earlier if he becomes a participant in another health coverage plan).

In addition, Mr. Verdecanna received a bonus for the third quarter of 2009, pro-rated for the amount of months employed during the quarter.

Termination and Severance of Former Chief Operating Officer

On May 29, 2009, iPass entered into a severance agreement with Mr. John Charters in connection with the termination of his employment on August 31, 2009. The agreement confirmed Mr. Charters’ right to payments of bonuses earned through the date of termination of his employment, and the amounts payable to him pursuant to the Severance Plan. These amounts consist of:

•	six months base salary;

•	one quarter of 2009 target bonus; and

•	health insurance coverage (COBRA) for Mr. Charters and his dependents for up to 12 months (or earlier if he becomes a participant in another health coverage plan).

In addition, Mr. Charters received a bonus for the third quarter of 2009, pro-rated for the amount of months employed during the quarter.

REPORT OF THE COMPENSATION COMMITTEE2

The Compensation Committee of the Board of Directors of iPass Inc. has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and, based upon the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Gary A. Griffiths, Chairman

John D. Beletic

Peter G. Bodine

Kenneth H. Traub

RISK ASSOCIATED WITH COMPENSATION PLANS

In 2010, the Compensation Committee, in consultation with Mercer, determined that the company’s compensation policies and practices for its employees are not reasonably likely to cause employees to take risks that would have a material adverse effect on the company.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2009, 2008, and 2007, compensation awarded or paid to, or earned by, our Chief Executive Officer, both persons who served as our Chief Financial Officer during 2009, our other three most highly compensated executive officers at December 31, 2009, and an additional person who was an executive officer but was not an executive officer at December 31, 2009 (collectively, the “named executive officers”).

[2]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of iPass under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (&)		Total ($)
Evan L. Kaplan(3)	2009	$350,000	$(4)	$62,443	$154,800	$21,874	(5)	$589,117
President and Chief Executive Officer	2008	$58,334	$(4)	$383,450	$40,082	$68,097	(6)	$549,963

Steven H. Gatoff	2009	$135,417	$—	$174,617	$28,193	$29,440	(8)	$367,667
Senior Vice President and Chief Financial Officer(7)

Nicholas W. Hulse	2009	$102,436	$—	$214,316	$48,719	$51,890	(10)	$417,361
Senior Vice President, Worldwide Sales(9)

Jayendra N. Patel	2009	$166,692	$—	$122,675	$38,786	$546	(12)	$328,699
Senior Vice President, Product Development(11)

Steven Wastie	2009	$116,667	$—	$174,617	$32,504	$188	(14)	$323,976
Senior Vice President, Marketing and Strategy(13)

Frank Verdecanna,	2009	$134,167	$—	$14,122	$48,418	$115,251	(16)	$311,958
Former Chief Financial Officer(15)	2008	230,000	$120,304	$—	38,205	7,170	(17)	$395,679
	2007	230,000	$125,723	$133,592	78,954	7,881	(18)	$576,150

John Charters,	2009	$180,000	$—	$23,562	$80,033	$172,894	(20)	$456,489
Former Chief Operating Officer(19)	2008	270,000	$120,304	$—	45,848	16,330	(21)	$452,482
	2007	270,000	$190,875	$202,823	94,596	12,551	(22)	$770,845

(1)	The dollar amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K.
(2)	The dollar amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 10 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K. The amounts include the incremental fair value resulting from the decrease in exercise price of options as a result of the adjustment of outstanding options following the payment of two extraordinary dividends to stockholders in 2009. See “Compensation Discussion and Analysis” for a description of the option adjustments.
(3)	Mr. Kaplan’s employment started on November 3, 2008.
(4)	Mr. Kaplan was granted a performance stock award with respect to 500,000 shares in 2008, which is subject to vesting in five installments upon the company achieving specified targets for earnings before interest, tax and amortization. In 2009, Mr. Kaplan was granted 211,596 additional shares related to the performance award as a result of adjustments made to the award as a result of two extraordinary dividends paid to stockholders in 2009. The value of the awards, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, was determined to be $0 as it was determined improbable that the stock award would vest. The value of the awards assuming the highest level of performance conditions will be achieved was $1,099,016.
(5)	Consists of $690 for life insurance premiums paid by us, $3,507 for relocation expenses and $17,677 for living expenses.
(6)	Consists of $45,331 for relocation assistance and temporary living expenses, $21,378 for tax gross-up adjusted for relocation assistance and temporary living expenses, $1,313 contributed to us on behalf of Mr. Kaplan to defined company benefit plan and $75 for life insurance premiums paid by us.
(7)	Mr. Gatoff’s employment started on June 22, 2009.
(8)	Consists of $163 in life insurance premiums paid by us, $9,277 for relocation expenses and a $20,000 relocation bonus.
(9)	Mr. Hulse’s employment started on July 27, 2009.
(10)	Consists of $138 in life insurance premiums paid by us, a $20,000 relocation bonus and $31,752 for commuting expenses.
(11)	Mr. Patel’s employment started on March 18, 2009.
(12)	Amount consists of life insurance premiums paid by us.
(13)	Mr. Wastie’s employment started on June 1, 2009.
(14)	Amount consists of life insurance premiums paid by us.
(15)	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2009.
(16)	Consists of $251 in life insurance premiums paid by us and $115,000 in severance payments.
(17)	Consists of $6,900 contributed by us on behalf of Mr. Verdecanna to defined company benefit plans and $270 for life insurance premiums paid by us.

(18)	Consists of $6,900 contributed by us on behalf of Mr. Verdecanna to defined company benefit plans, $259 for life insurance premiums paid by us, and $722 for reimbursement for home office related expenses.
(19)	Mr. Charters ceased to be an employee of iPass on August 31, 2009.
(20)	Consists of $394 in life insurance premiums paid by us and $172,500 in severance payments.
(21)	Consists of $12,704 for reimbursement for commuting related expenses, $3,194 contributed by us on behalf of Mr. Charters to defined company benefit plans and $432 for life insurance premiums paid by us.
(22)	Consists of $8,926 for reimbursement for commuting related expenses, $3,194 contributed by us on behalf of Mr. Charters to defined company benefit plans and $431 for life insurance premiums paid by us.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning plan-based grants to our Named Executive Officers during fiscal 2009. Stock awards were granted under our 2003 Equity Incentive Plan, and provide for vesting of the underlying common stock set forth below. Stock options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq Global Select Market on the last market trading day prior to the grant date in accordance with the provisions of our 2003 Equity Incentive Plan.

Grants of Plan Based Awards In Fiscal 2009

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Stock and Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Evan L. Kaplan		125,000	250,000	(4)
	09/10/09				22,857	114,285	(5)	114,285				$156,570
	09/10/09								(6)		$1.47	$29,350
	12/18/09								(7)		$1.33	$13,250
	09/10/09								26,162	(8)	$1.37	$15,438
	12/18/09								(7)		$1.24	$706
	12/18/09				19,462	97,311	(9)	97,311				$92,445
	12/18/09								8,547	(10)	$0.95	$3,430
	12/18/09								670	(10)	$0.95	$269

Steven H. Gatoff		50,000	100,000	(4)
	06/22/09								200,000	(11)	$1.71	$149,760
	9/10/09								(12)		$1.48	$11,660
	12/18/09								(7)		$1.34	$5,260
	09/10/09				—	—		—	10,465	(8)	$1.37	$6,175
	12/18/09								(7)		$1.24	$283
	12/18/09								3,418	(10)	$0.95	$1,372
	12/18/09								268	(10)	$0.95	$108

Nicholas W. Hulse		107,500	215,000	(4)
	08/14/09								240,000	(13)	$1.70	$184,344
	09/10/09								(12)		$1.47	$14,088
	12/18/09								(7)		$1.33	$6,360
	09/10/09				—	—		—	12,558	(8)	$1.37	7,410
	12/18/09								(7)		$1.24	$339
	12/18/09								4,102	(10)	$0.95	$1,646
	12/18/09								321	(10)	$0.95	$129

Jayendra N. Patel		40,000	80,000	(4)
	03/18/09								200,000	(14)	$0.93	$85,600
	09/10/09								(12)		$0.80	$11,740
	12/18/09								(7)		$0.72	$5,986
	09/10/09				—	—		—	22,093	(8)	$1.37	$13,037
	12/18/09								(7)		$1.24	$597
	12/18/09								13,675	(10)	$0.95	$5,488
	12/18/09								566	(10)	$0.95	$227

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Stock and Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven Wastie		50,000	100,000	(4)
	06/22/09							200,000	(15)	$1.71	$149,760
	9/10/09							(12)		$1.48	$11,660
	12/18/09							(7)		$1.34	$5,260
	09/10/09				—	—	—	10,465	(8)	$1.37	$6,175
	12/18/09							(7)		$1.24	$283
	12/18/09							3,418	(10)	$0.95	$1,372
	12/18/09							268	(10)	$0.95	$108

Frank Verdecanna*		50,000	100,000	(4)	—	—	—
	09/10/09							(16)		$4.11	$1,239
	09/10/09							(16)		$4.11	$177
	09/10/09							(16)		$9.16	$212
	09/10/09							(16)		$4.36	$1,023
	09/10/09							(16)		$4.97	$748
	09/10/09							(16)		$5.63	$1,175
	09/10/09							(16)		$4.40	$9,549

John Charters**		75,000	150,000	(4)	—	—	—
	09/10/09							(17)		$5.61	$7,890
	09/10/09							(17)		$5.63	$1,175
	09/10/09							(17)		$4.40	$14,498

*	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2010.
**	Mr. Charter ceased to be an employee of iPass on August 31, 2010.
(1)	Grant date of equity awards or, in the case of repriced equity awards, the date of repricing.
(2)	This column sets forth the aggregate annual target amount of each named executive officer’s quarterly cash bonus award for the year ended December 31, 2009 for each of our named executive officers. The actual cash bonus award earned for the year ended December 31, 2009 for each named executive officer is set forth in the 2009 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2009.
(3)	Represents the grant date fair value of such award determined in accordance with FASB ASC Topic 718 and with respect to previously outstanding options amended to reduce the exercise price, the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC Topic 718 with respect to the repriced award.
(4)	There is no maximum estimated future payout under non-equity incentive plan awards, since each named executive officer’s bonus increases with performance under the management bonus plan, as described in the “Compensation Discussion and Analysis” section above.
(5)	Represents a performance stock award for additional shares vesting in five equal installments upon achievement of certain earnings before interest, taxes and amortization goals granted in connection with the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009.
(6)	This option was for 500,000 shares granted in 2008 with an exercise price of $1.70, the exercise price of which was reduced pursuant to the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009, which exercise price reduction is reflected in this line.
(7)	Shows the reduction of exercise price of the option referenced in the line immediately above, made pursuant to the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in December 2009.
(8)	This option was granted in connection with the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009.
(9)	Represents a performance stock award for additional shares vesting in five equal installments upon achievement of certain earnings before interest, taxes and amortization goals granted in connection with the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in December 2009.
(10)	This option was granted in connection with the adjustments to outstanding equity awards in connection with the distribution of extraordinary dividends to stockholders in December 2009.
(11)	The shares subject to the option vest in the following manner: 25% of the shares vest on June 22, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(12)	Shows the reduction of exercise price of the option referenced in the line immediately above, made pursuant to the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009.
(13)	The shares subject to the option vest in the following manner: 25% of the shares vest on July 27, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(14)	The shares subject to the option vest in the following manner: 25% of the shares vest on March 18, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.

(15)	The shares subject to the option vest in the following manner: 25% of the shares vest on June 1, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(16)	These options were granted prior to 2009 and are shown for the purpose of disclosing the reduction of exercise price made pursuant to the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009. The numbers of shares underlying these options are, in descending order in the table, 35,000, 5,000, 15,000, 30,000, 25,000, 45,000, and 24,700.
(17)	These options were granted prior to 2009 and are shown for the purpose of disclosing the reduction of exercise price made pursuant to the adjustments to outstanding equity awards in connection with the distribution of an extraordinary dividend to stockholders in September 2009. The numbers of shares underlying these options are, in descending order in the table, 30,000, 45,000, and 37,500.

See “Compensation Discussion and Analysis” above for a discussion of our compensation philosophies and practices relating to our named executive officers as well as on the amendments to our options as a result of the extraordinary dividends we made to our stockholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2009, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at December 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Evan L. Kaplan	135,416	364,584	(2)	$1.33	11/06/18	100,000	(3)	$104,000
	7,085	19,077	(2)	1.24	11/06/18	22,857	(3)	23,771
	2,315	6,232	(2)	0.95	11/06/18	19,462	(3)	20,240
	181	489	(2)	0.95	11/06/18

Steven H. Gatoff	—	200,000	(4)	$1.34	06/22/19
	—	10,465	(4)	1.24	06/22/19
	—	3,418	(4)	0.95	06/22/19
	—	268	(4)	0.95	06/22/19

Nicholas W. Hulse	—	240,000	(5)	$1.33	08/14/19
	—	12,558	(5)	1.24	08/14/19
	—	4,102	(5)	0.95	08/14/19
	—	321	(5)	0.95	08/14/19

Jayendra N. Patel	—	200,000	(6)	$0.72	03/18/19
	—	22,093	(6)	1.24	03/18/19
	—	13,675	(6)	0.95	03/18/19
	—	566	(6)	0.95	03/18/19

Steven Wastie	—	200,000	(7)	$1.34	06/22/19
	—	10,465	(7)	1.24	06/22/19
	—	3,418	(7)	0.95	06/22/19
	—	268	(7)	0.95	06/22/19

Frank Verdecanna*	—	—		$—	—

John Charters**	—	—		$—	—

*	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2009.
**	Mr. Charters ceased to be an employee of iPass on August 31, 2009.
(1)	Amount reflects the number of shares multiplied by the closing price of the company’s common stock on December 31, 2009.

(2)	The shares subject to the option vest in the following manner: 25% of the shares vest on November 3, 2009 and the remaining 75% of the shares vest monthly over the following 36 months.
(3)	These shares are performance stock awards which shall vest in five installments upon the company achieving specified targets for earnings before interest, tax and amortization. The number of shares represents achieving the first threshold performance target.
(4)	The shares subject to the option vest in the following manner: 25% of the shares vest on June 22, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(5)	The shares subject to the option vest in the following manner: 25% of the shares vest on July 27, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(6)	The shares subject to the option vest in the following manner: 25% of the shares vest on March 18, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.
(7)	The shares subject to the option vest in the following manner: 25% of the shares vest on June 1, 2010, with the remaining shares vesting in 36 equal monthly installments thereafter.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers.

Option Exercises and Stock Vested in Fiscal 2009

	Stock Options		Stock Awards
Name	Number of Shares Exercised (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Frank Verdecanna*	19,375	$23,250	10,300	$16,480
John Charters**	—	$—	10,300	$16,480

*	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2009.
**	Mr. Charters ceased to be an employee of iPass on August 31, 2009.
(1)	Represents the difference between the market value on the day of exercise of the common stock acquired less the exercise price.
(2)	Represents the market value on the day of vesting.

SUPPLEMENTARY COMPENSATION POLICIES

Director and Officer Indemnification

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Employment, Severance, and Change-in-Control Agreements

Frank Verdecanna Separation Agreement

Mr. Verdecanna, our former Vice President and Chief Financial Officer, ceased to be an iPass employee, officer and director on July 31, 2009. On May 28, 2009, iPass entered into a severance agreement with Mr. Verdecanna. The agreement confirmed Mr. Verdecanna’s right to payments through the date of termination of his employment, and the amounts payable to him pursuant to the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan. These amounts consisted of: (i) six months base salary, (ii) one quarter of 2009 target bonus, and (iii) health insurance premiums for up to 12 months under the group health insurance policies. In addition, Mr. Verdecanna received a bonus for the third quarter of 2009, pro-rated for the amount of months employed during the quarter.

John Charters Separation Agreement

Mr. Charters, our former Senior Vice President and Chief Operating Officer, ceased to be iPass employee and officer on August 31, 2009. On May 29, 2009, iPass entered into a severance agreement with Mr. Charters. The agreement confirmed Mr. Charters’ right to payments through the date of termination of his employment, and the amounts payable to him pursuant to the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan. These amounts consisted of: (i) six months base salary, (ii) one quarter of 2009 target bonus, and (iii) health insurance premiums for up to 12 months under the group health insurance policies. In addition, Mr. Charters received a bonus for the third quarter of 2009, pro-rated for the amount of months employed during the quarter.

Evan L. Kaplan Employment Agreement

Mr. Kaplan, our President and Chief Executive Officer, accepted employment with us as President and Chief Executive Officer pursuant to the terms of an employment agreement dated November 1, 2008 (the “Kaplan Employment Agreement”). The Kaplan Employment Agreement provides that Mr. Kaplan is an at will employee, which means we can terminate his employment at any time, with or without cause. Under the Kaplan Employment Agreement, Mr. Kaplan will receive (i) an initial annual salary of $350,000, potentially adjusted beginning calendar year 2010 and (ii) an annual bonus, with an initial target amount of $250,000, if he achieves the performance goals established each year as part of the management incentive plan. In accordance with the Kaplan Employment Agreement, Mr. Kaplan’s target annual bonus was increased to $350,000 by the Compensation Committee for 2010. Additionally, pursuant to the Kaplan Employment Agreement, Mr. Kaplan (i) received a 2008 annual performance bonus based on the target amount of $250,000 and prorated to reflect his mid-year hire, (ii) was granted an option to purchase 500,000 shares of Company common stock, vesting with respect to 25% of the shares after one year, and thereafter a in a series of thirty-six successive equal monthly installments over a three-year period, and (iii) was granted performance shares covering 500,000 shares of Company common stock pursuant to the company’s 2003 Equity Incentive Plan. The performance shares will vest in five installments of 100,000 shares each upon the company achieving specified targets for earnings before interest, tax and amortization.

Executive Officer Employment Agreements

Each of our other named executive officers has a signed offer letter with us. These offer letters provide that the executive officer is an at-will employee. These offer letters provide for salary, an annual bonus paid quarterly based upon the successful completion of specified performance objectives and equity, as well as other customary benefits and terms. Information for 2009, 2008, and 2007 regarding the compensation earned by our named executive officers is described in the “Compensation of Executive Officers—Summary Compensation Table.”

In addition, if within eighteen (18) months following the closing of a Corporate Transaction, (i) the employment of the executive by iPass, or an affiliate of iPass, is terminated by iPass without “Cause” or (ii) if the executive officer resigns his or her employment for “Good Reason,” then all of the executive officer’s then outstanding equity incentive awards shall vest in full upon the date of such termination (the “Change of Control Provisions”). For the purposes of this provision:

•

“Corporate Transaction” shall mean (i) the sale of all or substantially all of our assets or (ii) a merger of us with or into another entity in which our stockholders immediately prior to the closing of the transaction own less than a majority of the ownership interest of iPass immediately following such closing. For purposes of determining whether our stockholders prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards;

•

“Cause” shall mean the occurrence of any of the following (and only the following): (i) conviction of the terminated executive officer of any felony involving fraud or act of dishonesty against us or its parent corporation or subsidiary corporation (whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code (“Affiliates”)); (ii) conduct by the terminated executive officer which, based upon good faith and reasonable factual investigation and determination of our Board of Directors, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated executive officer of any statutory fiduciary duty of the terminated executive officer to iPass or its Affiliates;

•

“Good Reason” shall mean resignation by the executive officer of his or her employment because (i) we require that such executive officer relocate to a worksite that is more than 60 miles from its current principal executive office, unless such executive officer agrees to such a relocation; or (ii) we reduce the executive officer’s monthly salary below the gross rate of the then-existing rate at the time of the closing of the Corporate Transaction, unless the executive officer agrees in writing to such reduction.

Executive Corporate Transaction and Severance Benefit Plan

On August 9, 2007, our Board of Directors adopted the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan (the “Plan”), and designated each of our executive officers as participants. Pursuant to the terms of the Plan, each executive officer will be entitled to receive severance benefits in the event that the termination of the executive officer’s employment with iPass is an “Involuntarily Termination Without Cause,” or the executive officer resigns as a result of a “Constructive Termination.” If one of these events occur, iPass shall make a lump sum cash severance payment to the executive officer in an amount equal to six (6) months of the executive officer’s monthly base salary, as in effect on the date of the employment termination, or nine (9) months of the executive officer’s monthly base salary if the employment termination is within eighteen (18) months of an acquisition of iPass or all or substantially all of its assets (a “Corporate Transaction Termination”).

In addition, if the executive officer is entitled to the cash severance described above and provided that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment, iPass will make an additional cash severance payment to the executive officer as follows: (i) in the case of a termination that is not a Corporate Transaction Termination, in an amount equal to one quarter of the executive officer’s target bonus amount under iPass’ annual bonus plan, and (ii) in the case of a Corporate Transaction Termination, in an amount to be determined by the plan administrator but no greater than nine-twelfths (9/12 th ) of the executive officer’s target bonus amount under iPass’ annual bonus plan.

Further, if the executive officer is entitled to the cash severance described above, (i) the executive officer will also be entitled to COBRA coverage paid by iPass for a period of eighteen (18) months in the case of a Corporate Transaction Termination, or for a period of twelve (12) months otherwise, and (ii) in the case of a Corporate Transaction Termination, all outstanding options to purchase iPass’ common stock and all restricted stock issued pursuant to any equity incentive plan of iPass that are held by the executive officer on the date of the employment termination shall be accelerated in full. The Plan provides no accelerated vesting of outstanding options or restricted stock in the event of a termination not occurring within eighteen (18) months after a Corporate Transaction.

The Plan also provides that, upon the consummation of a Corporate Transaction, any specified performance target or vesting condition contained in any restricted stock awards shall be deemed satisfied provided that the executive officer continues to render services for iPass or an affiliate following the Corporate Transaction for any required period of time contained in such restricted stock awards, if any.

The executive officers will only be entitled to the benefits described above if they execute a release of claims against iPass. Further, certain of the benefits described above may be reduced in the event that the benefits would have an adverse tax effect on the executive officer.

For the purposes of the Plan:

•	“Involuntary Termination Without Cause” means a termination by iPass of a participant’s employment relationship with iPass or an affiliate of iPass for any reason other than for “Cause.”

•

“Cause” means the occurrence of any of the following (and only the following): (i) conviction of the participant of any felony involving fraud or act of dishonesty against iPass or its affiliates; (ii) conduct by the participant which, based upon good faith and reasonable factual investigation and determination of the Board of Directors, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the participant of any contractual, statutory, or fiduciary duty of the participant to iPass or its affiliates.

•

“Constructive Termination” means a resignation of employment by a participant no later than twelve (12) months after an action or event which constitutes “Good Reason” is undertaken by iPass or occurs.

•

“Good Reason” means mean either of the following actions or events: (i) iPass requires that the participant relocate to a worksite that is more than sixty (60) miles from its principal executive office; or (ii) iPass materially reduces the participant’s base salary below its then-existing gross rate; provided however that, in order to qualify as “Good Reason,” the participant must submit to iPass a written notice, within ninety (90) days after the occurrence of either of the actions or events described in (i) and (ii) above, describing the applicable actions or events, and provide iPass with at least thirty (30) days from its receipt of the participant’s written notice in which to cure such actions or events prior to termination of the participant’s employment, and provided further that, the participant’s employment must terminate no later than twelve (12) months after the applicable actions or events described in (i) and (ii) above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Summary of Benefits —Named Executive Officers

The following table describes the potential payments and benefits for each of our named executive officers under their employment agreements and the Plan, upon employment termination without cause or resignation as a result of a constructive termination reason and if he signs a general release of all claims against us, as if his employment had terminated as of December 31, 2009:

Name	Compensation and Benefits	Termination Without Cause or Constructive Termination; Corporate Transaction within 18 Months			Termination Without Cause or Constructive Termination; no Corporate Transaction within 18 Months
Evan L. Kaplan	Base Salary		$350,000			$350,000
	Bonus		$175,460	(1)		$175,460
	COBRA Payments		$27,698	(2)		$27,698
	Accelerated Vesting		$740,889	(3)		$207
	Total		$1,294,047			$553,365

Steven H. Gatoff	Base Salary		$187,500			$125,000
	Bonus		$75,000	(1)		$25,000
	COBRA Payments		$27,698	(2)		$18,465
	Accelerated Vesting		$332	(3)		$0
	Total		$290,530			$168,465

Nicholas W. Hulse	Base Salary		$176,250			$117,500
	Bonus		$161,250	(1)		$53,750
	COBRA Payments		$27,698	(2)		$18,465
	Accelerated Vesting		$398	(3)		$0
	Total		$365,596			$189,715

Jayendra N. Patel	Base Salary		$165,000			$110,000
	Bonus		$60,000	(1)		$20,000
	COBRA Payments		$8,574	(2)		$5,716
	Accelerated Vesting		$65,282	(3)		$0
	Total		$298,856			$135,716

Steven Wastie	Base Salary		$150,000			$100,000
	Bonus		$75,000	(1)		$25,000
	COBRA Payments		$27,236	(2)		$18,157
	Accelerated Vesting		$332	(3)		$0
	Total		$252,568			$143,157

Frank E. Verdecanna*	Base Salary	$			$
	Bonus		$(1)		$
	COBRA Payments		$(2)		$
	Accelerated Vesting		$(3)			$0
	Total	$			$

John C. Charters**	Base Salary	$			$
	Bonus		$(1)		$
	COBRA Payments		$(2)		$
	Accelerated Vesting		$(3)			$0
	Total	$			$

*	Mr. Verdecanna ceased to be an employee of iPass on July 31, 2009.
**	Mr. Charters ceased to be an employee of iPass on August 31, 2009.

(1)	Assumes that the executive officer received an overall performance rating equivalent to or greater than “meets expectations” in the most recent performance evaluation cycle preceding termination of the executive officer’s employment.
(2)	Assumes the executive officer would receive the full COBRA reimbursement at iPass’ expense for eighteen (18) months.
(3)	With respect to stock options, calculated as the difference between the closing sales price per share on December 31, 2009, and the exercise price, multiplied by the number of shares subject to the accelerated vesting. With respect to restricted stock, calculated as the value, based on the closing sales price per share on December 31, 2009, of the number of shares of restricted stock subject to the accelerated vesting.

In addition, if the named executive officers’ employment was not terminated within eighteen (18) months of a Corporate Transaction, and a Corporate Transaction occurred on December 31, 2009, then any specified performance target or vesting condition determined by reference to performance targets or operations of iPass or an affiliate contained in any restricted stock awards issued to them would be deemed satisfied. However, such restricted stock awards would still be subject to time-based vesting.

See the table above entitled “Outstanding Equity Awards at December 31, 2009” for total stock options held by our named executive officers as of December 31, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As previous noted, our compensation committee consists of Messrs. Beletic, Bodine, Griffiths and Traub. In addition, Arthur Patterson served on the Compensation Committee until June 24, 2009, when he resigned from the Board of Directors. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions in 2009 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, former or current executive officers or, to our knowledge, holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Policies and Procedures For Review of Related Person Transactions

Pursuant to the charter of our Audit Committee, unless previously approved by another independent committee of our Board of Directors, our Audit Committee reviews and, if determined appropriate, approves all related person transactions. It is management’s responsibility to bring related person transactions to the attention of the members of the Audit Committee.

Our Code of Conduct and Ethics provides that our employees, which for the purposes of the Code of Conduct and Ethics, includes our officers and directors, should avoid conflicts of interest that occur when their personal interests may interfere in any way with the performance of their duties or the best interests of iPass. Our Code of Conduct and Ethics also addresses specific types of related person transactions and how they should be addressed. All of our employees, including our officers and directors, are expected and required to adhere to the Code of Conduct and Ethics. If an officer or director has any questions regarding whether a potential transaction would be in violation of the Code of Conduct and Ethics, they are required to bring this to the attention of our Compliance Officer or General Counsel. If the potential transaction is a related person transaction, it would be recognized as such and brought to the Audit Committee for pre-approval.

Further, each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related person transactions and is responsible for identifying any related-person transaction involving such officer or director or his or her affiliates and immediate family members and seeking approval from our Audit Committee before he or she or, with respect to immediate family members, any of their affiliates, may engage in the transaction.

Our Audit Committee will take into account all relevant factors when determining whether to approve or disapprove of any related person transaction.

Director and Officer Indemnification

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of iPass, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are iPass Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to iPass Inc., attention Corporate Secretary, 3800 Bridge Parkway, Redwood Shores, California 94065 or contact Investor Relations at 650-232-4100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, iPass will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents were delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Evan L. Kaplan

Evan L. Kaplan
President and Chief Executive Officer

April 27, 2010

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to: Corporate Secretary, iPass Inc., 3800 Bridge Parkway, Redwood Shores, California 94065. Alternatively, our Form 10-K is also available free of charge on our website at www.ipass.com.

APPENDIX 1

AMENDMENTS OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

iPASS INC.

APPENDIX 1-A

Text of the Amendment for the 1:5 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-B

Text of the Amendment for the 1:6 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-C

Text of the Amendment for the 1:7 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each seven (7) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-D

Text of the Amendment for the 1:8 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each eight (8) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-E

Text of the Amendment for the 1:9 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each nine (9) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 1-F

Text of the Amendment for the 1:10 Reverse Stock Split, which would amend Section A. of Article IV. of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten (10) shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

APPENDIX 2

The table below sets forth the options and stock awards that were issued in 2009 to our non-employee directors as well as the adjustments to the exercise price of all options held by our non-employee directors resulting from the two extraordinary dividends paid to stockholders in 2009.

Name	Grant Date	Option Price Adjustment Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Mr. Ames	6/24/09		5,000	—	$—	$7,900
	6/24/09			15,000	$1.58	$10,379
		9/10/09			$1.37	$872
		12/18/09			$1.24	$405
	9/10/09			13,953	$1.37	$6,876
		12/18/09			$1.24	$377
	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	9/10/09			959	$1.37	$566
		12/18/09			$1.24	$26
	12/18/09			4	$0.95	$2
	12/18/09			357	$0.95	$121
	12/18/09			9,230	$0.95	$3,118
	12/18/09			24	$0.95	$10
	12/18/09			384	$0.95	$154
		9/10/09		120,000	$0.73	$6,948
		12/18/09			$0.66	$3,396
		9/10/09		30,000	$9.02	$429
		12/18/09			$8.15	$132
		9/10/09		30,000	$5.39	$828
		12/18/09			$4.87	$288
		9/10/09		15,000	$5.50	$402
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Mr. Beletic	9/10/09			1,465	$1.37	$772
		12/18/09			$1.24	$40
	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	9/10/09			10,465	$1.37	$6,175
		12/18/09			$1.24	$283
	12/18/09			4	$0.95	$2
	12/18/09			37	$0.95	$13
	12/18/09			268	$0.95	$108
	12/18/09			3,418	$0.95	$1,372
		9/10/09		63,000	$1.82	$3,484
		12/18/09			$1.64	$1,600
		9/10/09		30,000	$9.02	$429
		12/18/09			$8.15	$132
		9/10/09		30,000	$5.39	$828
		12/18/09			$4.87	$288
		9/10/09		15,000	$5.50	$402

Name	Grant Date	Option Price Adjustment Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Mr. Bodine	6/24/09		5,000	—	$—	$7,900
	6/24/09			15,000	$1.58	$10,379
		9/10/09			$1.37	$872
		12/18/09			$1.24	$405
	9/10/09			2,790	$1.37	$1,471
		12/18/09			$1.24	$75
	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	9/10/09			959	$1.37	$566
		12/18/09			$1.24	$26
	12/18/09			4	$0.95	$2
	12/18/09			71	$0.95	$26
	12/18/09			24	$0.95	$10
	12/18/09			384	$0.95	$154
		9/10/09		120,000	$1.82	$6,636
		12/18/09			$1.64	$3,048
		9/10/09		30,000	$9.02	$429
		12/18/09			$8.15	$132
		9/10/09		30,000	$5.39	$828
		12/18/09			$4.87	$288
		9/10/09		15,000	$5.50	$402
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Mr. Clapman	6/24/09		5,000	—	$—	$7,900
	6/24/09			15,000	$1.58	$10,379
		9/10/09			$1.37	$872
		12/18/09			$1.24	$405
	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	9/10/09			959	$1.37	$566
		12/18/09			$1.24	$26
	12/18/09			4	$0.95	$2
	12/18/09			24	$0.95	$10
	12/18/09			384	$0.95	$154
		9/10/09		30,000	$4.43	$1,008
		12/18/09			$4.00	$369
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Name	Grant Date	Option Price Adjustment Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Mr. Griffiths	6/24/09		10,000	—		$—		$15,800
	6/24/09			30,000		$1.58		$20,757
		9/10/09				$1.37		$1,743
		12/18/09				$1.24		$810
	6/24/09		5,000	—		$—		$7,900
	6/24/09			15,000		$1.58		$10,379
		9/10/09				$1.37		$872
		12/18/09				$1.24		$405
	9/10/09			1,918		$1.37		$1,132
		12/18/09				$1.24		$52
	9/10/09			959		$1.37		$566
		12/18/09				$1.24		$26
	12/18/09			24		$0.95		$10
	12/18/09			384		$0.95		$154
	12/18/09			49		$0.95		$20
	12/18/09			769		$0.95		$309

Mr. Majteles	6/24/09		10,000	—		$—		$15,800
	6/24/09			30,000		$1.58		$20,757
		9/10/09				$1.37		$1,743
		12/18/09				$1.24		$810
	6/24/09		5,000	—		$—		$7,900
	6/24/09			15,000		$1.58		$10,379
		9/10/09				$1.37		$872
		12/18/09				$1.24		$405
	9/10/09			1,918		$1.37		$1,132
		12/18/09				$1.24		$52
	9/10/09			959		$1.37		$566
		12/18/09				$1.24		$26
	12/18/09			24		$0.95		$10
	12/18/09			384		$0.95		$154
	12/18/09			49		$0.95		$20
	12/18/09			769		$0.95		$309

Mr. Schwerin(5)					$		$

Mr. Spies	6/24/09		5,000	—		$—		$7,900
	6/24/09			15,000		$1.58		$10,379
		9/10/09				$1.37		$872
		12/18/09				$1.24		$405
	9/10/09			3,488		$1.37		$1,834
		12/18/09				$1.24		$94
	9/10/09			174		$1.37		$103
		12/18/09				$1.24		$5
	9/10/09			959		$1.37		$566
		12/18/09				$1.24		$26
	12/18/09			4		$0.95		$2
	12/18/09			89		$0.95		$32
	12/18/09			24		$0.95		$10
	12/18/09			384		$0.95		$154
		9/10/09		120,000		$1.73		$6816
		12/18/09				$1.56		$3096

Name	Grant Date	Option Price Adjustment Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		9/10/09		30,000	$9.02	$429
		12/18/09			$8.15	$132
		9/10/09		30,000	$5.39	$828
		12/18/09			$4.87	$288
		9/10/09		15,000	$5.50	$402
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Mr. Traub	6/02/09		10,000	—	$—	$15,400
	6/02/09			30,000	$1.54	$20,232
		9/10/09			$1.33	$1,794
		12/18/09			$1.20	$840
	6/24/09		5,000	—	$—	$7,900
	6/24/09			15,000	$1.57	$10,379
		9/10/09			$1.37	$872
		12/18/09			$1.24	$405
	9/10/09			1,918	$1.37	$1,132
		12/18/09			$1.24	$52
	9/10/09			959	$1.37	$566
		12/18/09			$1.24	$26
	12/18/09			24	$0.95	$10
	12/18/09			384	$0.95	$154
	12/18/09			49	$0.95	$20
	12/18/09			769	$0.95	$309

Mr. Gold(6)	6/24/09		5,000	—	$—	$7,900
	6/24/09			15,000	$1.58	$10,379
		9/10/09			$1.37	$872
		12/18/09			$1.24	$405
	9/10/09			348	$1.37	$205
		12/18/09			$1.24	$9
	9/10/09			959	$1.37	$566
		12/18/09			$1.24	$26
	12/18/09			24	$0.95	$10
	12/18/09			384	$0.95	$154
	12/18/09			8	$0.95	$3
		9/10/09		30,000	$1.92	$1,659
		12/18/09			$1.73	$744

Mr. Patterson(7)	9/10/09			2,790	$1.37	$1,471
		12/18/09			$1.24	$75
	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	12/18/09			4	$0.95	$2
	12/18/09			71	$0.95	$26
		9/10/09		120,000	$1.82	$6,636
		12/18/09			$1.64	$3,048
		9/10/09		30,000	$9.02	$429

Name	Grant Date	Option Price Adjustment Date	Number of Shares of Stock (#)(1)	Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		12/18/09			$8.15	$132
		9/10/09		30,000	$5.39	$828
		12/18/09			$4.87	$288
		9/10/09		15,000	$5.50	$402
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

Mr. Pripp(8)	9/10/09			174	$1.37	$103
		12/18/09			$1.24	$5
	12/18/09			4	$0.95	$2
		9/10/09		30,000	$6.92	$618
		12/18/09			$6.25	$204
		9/10/09		15,000	$5.50	$402
		12/18/09			$4.97	$141
		9/10/09		15,000	$4.69	$477
		12/18/09			$4.24	$170
		9/10/09		15,000	$1.92	$830
		12/18/09			$1.73	$372

(1)	Grants for 5,000 shares vest upon the earlier of one year from the date of grant or the date of 2010 annual meeting of stockholders. Grants for 10,000 shares vest one-third on each of the first, second and third anniversary of the date of grant.
(2)	Other than with respect to options granted on 9/10/09 and 12/18/09, all shares subject to the options vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant. Options granted on 9/10/09 and 12/18/09 reflect additional shares subject to options as a result of the amendment of outstanding options following the two extraordinary dividends that occurred in 2009. The portions of the options relating to these options were vested or unvested in proportion to the number of options to which they relate immediately before the adjustment, and the additional unvested shares will vest on the remaining vesting dates applicable to such option, in proportion to the number of options that vest on each of those dates. See “Compensation Discussion and Analysis” for a description of the option amendments.
(3)	The exercise prices for all options granted on 6/24/09 reflect the original option exercise price of the option granted on such date. Each line for which a number of shares is reflected as being granted on 9/10/09 reflects additional shares subject to a previously granted option as a result of the first extraordinary dividend that occurred in 2009, and each line for which a number of shares is reflected as being granted on 12/18/09 reflects additional shares subject to a previously granted option as a result of the second extraordinary dividend that occurred in 2009. Each line for which the option price adjustment date is 9/10/09 reflects the decrease in the exercise price of the option set forth immediately above if no shares are reflected in the number of shares column, or with respect to an outstanding option for the number of shares set forth in the number of shares column if shares are reflected in the number of shares column, and each line for which no shares are reflected as being granted on 12/18/09 reflects the decrease in the exercise price of the option set forth immediately above as a result of the second extraordinary dividend that occurred in 2009.
(4)	These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes pricing model for the grants of options, as well as the decrease in the exercise price of options. See footnote 3 immediately above.
(5)	Mr. Schwerin was appointed to the Board of Directors on January 22, 2010.
(6)	Mr. Gold resigned from the Board of Directors effective December 31, 2009.
(7)	Mr. Patterson resigned from the Board of Directors effective June 24, 2009.
(8)	Mr. Pripp did not stand for reelection at the 2009 Annual Meeting.

iPASS INC.

000004

MR A SAMPLE

DESIGNATION (IF ANY)

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C123456789

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time), on June 7, 2010.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/IPAS

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example.

Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

TO VOTE BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors Recommends a Vote “FOR” the Listed Nominees in Item 1, and “FOR” Items 2 and 3.

1. Election of Directors: 01—Gary A. Griffiths 02—Evan L. Kaplan 03—Samuel L. Schwerin

? Mark here to vote Mark here to WITHHOLD For All EXCEPT -To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below.

For Against Abstain

For Against Abstain

2. Company proposal to ratify the appointment of KPMG LLP as the Independent Registered public accounting firm for 2010.

3. Company proposal to approve amendments to the Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split, if, and when determined by the Board of Directors.

The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion with respect to any other matter that properly comes before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MRASAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

C 1234567890 J N T

1UPX 0250431

<STOCK#> 016V1A

TO VOTE BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy -iPASS INC.

Proxy Solicited on Behalf of the Board of Directors for the June 8, 2010 Annual Meeting of Stockholders.

Evan L. Kaplan and Steven H. Gatoff, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of iPass Inc., a Delaware corporation, held by the undersigned on April 23, 2010, the record date for the Annual Meeting of Stockholders to be held on June 8, 2010, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1,2 and 3. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.ipass.com/proxy

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

(continued on reverse side)